SUBJECT TO COMPLETION OR AMENDMENT, DATED SEPTEMBER 14, 2009

PRICING SUPPLEMENT                                 PRICING SUPPLEMENT NO. 917 TO
(TO PROSPECTUS DATED SEPTEMBER 29, 2006              REGISTRATION STATEMENT NOS.
AND PROSPECTUS SUPPLEMENT DATED SEPTEMBER 29, 2006)    333-137691, 333-137691-02
CUSIP: 00083JGR3                                          DATED SEPTEMBER , 2009
                                                                  RULE 424(b)(2)

                                 [ABN AMRO LOGO]
                                        $
                               ABN AMRO BANK N.V.
                                  ABN NOTES(SM)
          FULLY AND UNCONDITIONALLY GUARANTEED BY ABN AMRO HOLDING N.V.
                                ----------------
    24 MONTH, DIGITAL BUFFER SECURITIES DUE SEPTEMBER 30, 2011 LINKED TO THE
                       PERFORMANCE OF THE S&P 500 INDEX(R)

Each Security will entitle the holder to receive at maturity an amount linked to the performance of the S&P 500 Index(R), which we refer to as the Underlying Index, as described below. THE SECURITIES DO NOT PAY INTEREST. PAYMENT AT MATURITY IS EXPOSED TO ANY DECLINE IN THE VALUE OF THE UNDERLYING INDEX ON THE DETERMINATION DATE, SUBJECT TO A MINIMUM RETURN OF $200 PER $1,000 PRINCIPAL AMOUNT OF SECURITIES. ACCORDINGLY, IF THE INDEX RETURN IS LESS THAN -20% OVER THE TERM OF THE SECURITIES, YOU COULD LOSE AS MUCH AS 80% OF YOUR INITIAL PRINCIPAL INVESTMENT. IF THE INDEX RETURN IS 0% OR POSITIVE, YOU WILL NEVER RECEIVE A PAYMENT AT MATURITY GREATER THAN THE MAXIMUM REDEMPTION AT MATURITY OF $1,145 PER $1,000 PRINCIPAL AMOUNT OF SECURITIES.

---------------------- ---------------------------------------------------------
SECURITIES             24 Month, Digital Buffer Securities due September 30,
                       2011 Linked to the Performance of the S&P 500 Index(R)
---------------------- ---------------------------------------------------------
ISSUER                 ABN AMRO Bank N.V.
---------------------- ---------------------------------------------------------
PRINCIPAL AMOUNT       $
---------------------- ---------------------------------------------------------
UNDERLYING INDEX       The S&P 500 Index(R)
---------------------- ---------------------------------------------------------
ISSUE PRICE            100%
---------------------- ---------------------------------------------------------
PROPOSED PRICING DATE  September 25, 2009
---------------------- ---------------------------------------------------------
PROPOSED SETTLEMENT    September 30, 2009
DATE
---------------------- ---------------------------------------------------------
MATURITY DATE          September 30, 2011
---------------------- ---------------------------------------------------------
PAYMENT AT MATURITY    At maturity, you will receive for each $1,000
                       principal amount of Securities a cash amount calculated
                       as follows:
                       (1)  if the index return is 0% or positive, $1,000 plus
                            the digital return;
                       (2)  if the index return is less than 0% up to and
                            including -20%, $1,000; and
                       (3)  if the index return is less than -20%, $1,000 plus
                            [(index return + 20%) x $1,000].
                       IF THE INDEX RETURN IS LESS THAN -20% YOU COULD LOSE UP
                       TO 80% OF YOUR INITIAL PRINCIPAL INVESTMENT. IN ADDITION,
                       YOU WILL NEVER RECEIVE A PAYMENT AT MATURITY GREATER THAN
                       $1,145 PER $1,000 PRINCIPAL AMOUNT OF SECURITIES.
---------------------- ---------------------------------------------------------
INDEX RETURN:          The index return for the Securities is the percentage
                       change in value of the Underlying Index calculated as
                       follows:
                                Final Index Value - Initial Index Value
                                ---------------------------------------
                                           Initial Index Value
---------------------- ---------------------------------------------------------
INITIAL INDEX VALUE:   [      ] (the closing value of the Underlying Index on
                       the pricing date) subject to adjustment in certain
                       circumstances which we describe in "Description
                       of Securities-- Discontinuance of the Underlying Index;
                       Alteration of Method of Calculation".
---------------------- ---------------------------------------------------------
FINAL INDEX VALUE:     100% of the closing value of the Underlying Index on the
                       determination date subject to the terms and provisions
                       which we describe in "--Discontinuance of the Underlying
                       Index; Alteration of Method of Calculation."
---------------------- ---------------------------------------------------------
DIGITAL RETURN:        $145.00 per $1,000 principal amount of Securities,
                       representing a maximum return on the Securities of 14.50%
---------------------- ---------------------------------------------------------
MAXIMUM REDEMPTION     $1,145, per $1,000 principal amount of Securities, which
AT MATURITY:           is equal to $1,000 plus the digital return. Regardless of
                       how much the Underlying Index may appreciate above the
                       Initial Index Value you will never receive more than
                       $1,145 per $1,000 principal amount of Securities, at
                       maturity.
---------------------- ---------------------------------------------------------
BUFFER LEVEL:          20% buffer. A decrease in the index return of 20% or less
                       will not result in the loss of principal by holders of
                       the Securities. A decrease in the index return of more
                       than 20% could result in the loss of up to 80% of
                       principal by holders of the Securities.
---------------------- ---------------------------------------------------------
DETERMINATION DATE:    September 27, 2011, subject to adjustment as described in
                       "Description of the Securities - Determination Date."
---------------------- ---------------------------------------------------------
GUARANTEE              The Securities will be fully and unconditionally
                       guaranteed by ABN AMRO Holding N.V.
---------------------- ---------------------------------------------------------
DENOMINATIONS          The Securities may be purchased in denominations of
                       $1,000 and integral multiples thereof.
---------------------- ---------------------------------------------------------
LISTING                The Securities will not be listed on any securities
                       exchange.
---------------------- ---------------------------------------------------------

THE SECURITIES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THE SECURITIES INVOLVE RISKS NOT ASSOCIATED WITH AN INVESTMENT IN CONVENTIONAL DEBT SECURITIES. SEE "RISK FACTORS" BEGINNING ON PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Pricing Supplement or the accompanying Prospectus Supplement or Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE AGENTS ARE NOT OBLIGATED TO PURCHASE THE SECURITIES BUT HAVE AGREED TO USE REASONABLE EFFORTS TO SOLICIT OFFERS TO PURCHASE THE SECURITIES. TO THE EXTENT THE FULL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES BEING OFFERED BY THIS PRICING SUPPLEMENT IS NOT PURCHASED BY INVESTORS IN THE APPLICABLE OFFERING, ONE OR MORE OF OUR AFFILIATES HAVE AGREED TO PURCHASE THE UNSOLD PORTION, WHICH MAY CONSTITUTE A SUBSTANTIAL PORTION OF THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES LINKED TO SUCH UNDERLYING INDEX, AND TO HOLD SUCH SECURITIES FOR INVESTMENT PURPOSES. SEE "HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES" UNDER THE HEADING "RISK FACTORS" AND "PLAN OF DISTRIBUTION."

This Pricing Supplement and the accompanying Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.

                                   PRICE $1,000 PER SECURITY

                             PRICE TO PUBLIC    AGENT'S COMMISSIONS(1)   PROCEEDS TO ABN AMRO BANK N.V.
Digital Buffer Securities         100%                   2.75%                       97.25%
Total                               $                      $                           $

(1) For additional information see "Plan of Distribution" in this pricing supplement.

                               RBS SECURITIES INC.

    In this Pricing Supplement, the "Bank," "we," "us" and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V., our parent company. We refer to the Securities offered hereby and the related guarantees as the "Securities" and to each individual security offered hereby as a "Security."

    The S&P 500 was developed and is calculated and maintained by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We refer to S&P as the "Index Sponsor." The Index Sponsor is not an affiliate of ours and is not involved with this offering in any way. The obligations represented by the Securities are our obligations, not those of the Index Sponsor. Investing in the Securities is not equivalent to investing in the Underlying Index.

     "Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of S&P. THESE TRADEMARKS AND SERVICE MARKS HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ABN AMRO BANK N.V. THE SECURITIES HAVE NOT BEEN PASSED ON BY S&P. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND NONE OF THE ABOVE MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES.

    ANY SECURITIES ISSUED, SOLD OR DISTRIBUTED PURSUANT TO THIS PRICING SUPPLEMENT MAY NOT BE OFFERED OR SOLD (I) TO ANY PERSON/ENTITY LISTED ON SANCTIONS LISTS OF THE EUROPEAN UNION, UNITED STATES OR ANY OTHER APPLICABLE LOCAL COMPETENT AUTHORITY; (II) WITHIN THE TERRITORY OF CUBA, SUDAN, IRAN AND MYANMAR; (III) TO RESIDENTS IN CUBA, SUDAN, IRAN OR MYANMAR; OR (IV) TO CUBAN NATIONALS, WHEREVER LOCATED.

                                     SUMMARY

     THE FOLLOWING SUMMARY ANSWERS SOME QUESTIONS THAT YOU MIGHT HAVE REGARDING THE SECURITIES IN GENERAL TERMS ONLY. IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION THAT IS CONTAINED IN THE REST OF THIS PRICING SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH UNDER THE HEADING "RISK FACTORS." IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

WHAT ARE THE SECURITIES?

      The Securities are senior notes of ABN AMRO Bank N.V. and are fully and unconditionally guaranteed by our parent company, ABN AMRO Holding N.V. The Securities have a maturity of 24 months. The payment at maturity on the Securities is determined based on the performance of the S&P 500 Index(R), which we refer to as the Underlying Index, on the determination date as described below under "What will I receive at maturity of the Securities and how is this amount calculated?" IN ADDITION, UNLIKE ORDINARY DEBT SECURITIES, THE SECURITIES ARE NOT FULLY PRINCIPAL PROTECTED AND DO NOT PAY INTEREST. IF THE INDEX RETURN IS LESS THAN -20% OVER THE TERM OF THE SECURITIES, YOU COULD LOSE AS MUCH AS 80% OF YOUR INITIAL PRINCIPAL INVESTMENT. IF THE INDEX RETURN IS 0% OR POSITIVE YOU WILL NEVER RECEIVE MORE THAN $1,145 PER $1,000 PRINCIPAL AMOUNT OF SECURITIES WHICH REPRESENTS A MAXIMUM 14.50% RETURN.

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES AND HOW IS THIS AMOUNT CALCULATED?

     At maturity you will receive, for each $1,000 principal amount of Securities, a cash payment calculated as follows:

(1) If the index return is 0% or positive, $1,000 plus the digital return; or

(2) If the index return is less than 0% and up to and including -20%, $1,000; or

(3) If the index return is less than -20%, then $1,000 plus [(index return + 20%) x 1,000].

     ACCORDINGLY, THE SECURITIES ARE NOT FULLY PRINCIPAL PROTECTED. IF THE INDEX RETURN IS LESS THAN -20% YOU COULD LOSE UP TO 80% OF YOUR INITIAL PRINCIPAL INVESTMENT. IN ADDITION, YOU WILL NEVER RECEIVE A PAYMENT AT MATURITY GREATER THAN $1,145.

WHAT IS THE INDEX RETURN, THE DIGITAL RETURN AND THE MAXIMUM REDEMPTION AT MATURITY AND HOW ARE THEY CALCULATED?

     The index return is the percentage change in the value of the Underlying Index during the period from but excluding the pricing date to and including the determination date, calculated as shown below under "How is the index return calculated?"

     The digital return is $145.00 per $1,000 principal amount of Securities.

     The maximum redemption at maturity is $1,145 per $1,000 principal amount of Securities.

     We call the Securities "Digital Buffer Securities due September 30, 2011 Linked to the Performance of the S&P 500 Index(R)" because of the limited buffer against a negative index return of up to and including -20%. If the index return is less than 0% and up to and including -20%, you will only receive your principal amount at maturity. If the index return is less than -20%, you could lose up to 80% of your initial principal investment. If the index return is zero (0%) or positive you will receive $1,000 plus the digital return. The digital return is a fixed amount which is payable regardless of how much or how little the index return appreciates. We refer to this as a digital return because the digital return is either payable in full or it is not payable at all, like a digital switch that is either fully on or fully off.

HOW IS THE INDEX RETURN CALCULATED?

     The index return will be equal to:

            Final Index Value - Initial Index Value
            ---------------------------------------
                        Initial Index Value

     The initial index value is 100% of the closing value of the Underlying Index on the pricing date.

     The final index value is 100% of the closing value of the Underlying Index on the determination date.

CAN YOU GIVE ME EXAMPLES OF THE PAYMENT I WILL RECEIVE AT MATURITY DEPENDING ON THE PERFORMANCE OF THE UNDERLYING INDEX?

EXAMPLE 1: If, for example, in a hypothetical offering, the initial index value is 840, the final index value is 1,000 and the digital return is $145.00, then the index return would be calculated as follows:

                   Final Index Value - Initial Index Value
                   ---------------------------------------
                              Initial Index Value
or

                           1000 - 840  =  19.05%
                           ----------
                               840

     In this hypothetical example, the index return is positive. Therefore, the payment at maturity will be $1000 plus the digital return of $145.00 or a total payment of $1,145 per $1,000 principal amount of Securities. In this hypothetical example, the index return was 19.05% but you would have received a return of 14.50% over the term of the Securities.

     EXAMPLE 2: If, for example, in a hypothetical offering, the initial index value is 840, the final index value is 850 and the digital return is $145.00, then the index return would be calculated as follows:

                   Final Index Value - Initial Index Value
                   ---------------------------------------
                              Initial Index Value
or

                           850 - 840  =  1.19%
                           ---------
                              840

In this hypothetical example, the index return is positive. Therefore, the payment at maturity will be $1000 plus the digital return of $145.00 or a total payment of $1,145 per $1,000 principal amount of Securities.

In this hypothetical example, the index return was 1.19% but you would have received a return of 14.50% over the term of the Securities. If the index return is positive, you will receive the digital return regardless of how much or how little the index return appreciates over the initial index value.

     EXAMPLE 3: If, for example, in a hypothetical offering, the initial index value is 840 and the final index value is 714, then the index return would be calculated as follows:

                   Final Index Value - Initial Index Value
                   ---------------------------------------
                              Initial Index Value
or

                           714 - 840   =  -15.00%
                           ---------
                              840

    In this hypothetical example, the index return is negative. Since the index return is less than 0% but more than -20% you would receive, at maturity, the principal amount of $1,000 per Security.

     In this hypothetical example, the index return was -15.00% and you would not have lost any of your initial principal investment because the index return was between 0% and -20%. In this hypothetical example you would not have received any return on your initial principal investment and you would not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.

     EXAMPLE 4: If, for example, in a hypothetical offering, the initial index value is 840 and the final index value is 500, then the index return would be calculated as follows:

                  Final Index Value - Initial Index Value
                  ---------------------------------------
                            Initial Index Value
or
                           500 - 840   =  -40.48%
                           ---------
                              840

In this hypothetical example, the index return is negative and is less than -20%. Therefore, payment at maturity will be calculated as:

          $1,000 + [(index return + 20%) x $1,000]

or

     $1,000 + [(-40.48% + 20%) x $1,000] = $795.20

     Therefore, in this hypothetical example, you would receive at maturity a total payment of $795.20 for each $1,000 principal amount of Securities. In this hypothetical example, the index return was -40.48% but you would have lost 20.48% of your initial principal investment over the term of the Securities.

     THESE EXAMPLES ARE FOR ILLUSTRATIVE PURPOSES ONLY. IT IS NOT POSSIBLE TO PREDICT THE FINAL VALUE OF THE UNDERLYING INDEX ON THE DETERMINATION DATE OR AT ANY OTHER TIME DURING THE TERM OF THE SECURITIES. THE INITIAL INDEX VALUE IS SUBJECT TO ADJUSTMENT AS SET FORTH IN "DESCRIPTION OF SECURITIES -ADJUSTMENT EVENTS; -DISCONTINUANCE

OF THE UNDERLYING INDEX; ALTERATION OF METHOD OF CALCULATION" IN THE RELATED PRICING SUPPLEMENT.

     In this Pricing Supplement, we have also provided under the heading "Hypothetical Return Analysis of the Securities at Maturity" the total return of owning the Securities through maturity for various closing values of the Underlying Index on the determination date.

WILL I RECEIVE INTEREST PAYMENTS ON THE SECURITIES?

     No. You will not receive any interest on the Securities.

WILL I GET MY PRINCIPAL BACK AT MATURITY?

        The Securities are not fully principal protected. Subject to the credit of ABN AMRO Bank, N.V. as the issuer of the Securities and ABN AMRO Holding N.V. as the guarantor of the issuer's obligations under the Securities, you will receive at maturity at least $200 per $1,000 principal amount of Securities, regardless of the closing value of the Underlying Index on the Determination Date. If the index return is less than -20% over the term of the Securities, you will lose some of your initial principal investment and you could lose as much as 80% of your initial principal investment.

    HOWEVER, IF YOU SELL THE SECURITIES PRIOR TO MATURITY, YOU WILL RECEIVE THE MARKET PRICE FOR THE SECURITIES, WHICH MAY OR MAY NOT INCLUDE ANY RETURN AND COULD BE ZERO. There may be little or no secondary market for the Securities. Accordingly, you should be willing to hold your securities until maturity.

IS THERE A LIMIT ON HOW MUCH I CAN EARN OVER THE TERM OF THE SECURITIES?

     Yes. If the Securities are held to maturity and the Underlying Index remains unchanged or appreciates, the total amount payable at maturity per Security will be $1,145 regardless of how much the Underlying Index may appreciate above its closing value on the pricing date.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

     You may purchase Securities in minimum denominations of $1,000 or in integral multiples thereof.

IS THERE A SECONDARY MARKET FOR SECURITIES?

    The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be extremely limited. You should be willing to hold your Securities until the maturity date.

    Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliate does make such a market in the Securities, it may stop doing so at any time.

    In connection with any secondary market activity in the Securities, our affiliate may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time. INVESTORS ARE ADVISED THAT ANY PRICES SHOWN ON ANY WEBSITE OR BLOOMBERG PAGE ARE INDICATIVE PRICES ONLY AND, AS SUCH, THERE CAN BE NO ASSURANCE THAT ANY TRADE COULD BE EXECUTED AT SUCH PRICES. Investors should contact their brokerage firm for further information.

    In addition, the issue price of the Securities includes the selling agents' commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the profit component that our affiliate has charged in consideration for assuming the risks inherent in managing the hedging the transactions. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Use of Proceeds."

WHAT IS THE UNDERLYING INDEX AND HOW HAS IT PERFORMED HISTORICALLY?

     The S&P 500 Index(R) is a 500-stock benchmark that includes a representative sample of leading U.S. companies across broad industry groupings. You should read "Public Information Regarding the Underlying Index" in this Pricing Supplement for additional information regarding the Underlying Index. The information concerning certain historical values of the Underlying Index is set forth under the heading "Public Information Regarding the

Underlying Index" in this Pricing Supplement. Past performance of the Underlying Index, however, is not necessarily indicative of how the Underlying Index will perform in the future.

TELL ME MORE ABOUT ABN AMRO BANK N.V. AND ABN AMRO HOLDING N.V.

     ABN AMRO Bank N.V. is an international banking group offering a wide range of banking products and financial services worldwide through our network of offices and branches. ABN AMRO Holding N.V. is the parent company of ABN AMRO Bank N.V. Holding's main purpose is to own the Bank and its subsidiaries. All of the Securities issued by the Bank hereunder are fully and unconditionally guaranteed by Holding.

     On November 2, 2007 a consortium (the "Consortium") of the Royal Bank of Scotland Group plc ("RBS"), Fortis SA/NV and Fortis N.V. (collectively, "Fortis"), and Banco Santander Central Hispano SA, which had made a tender offer for the shares of Holding, announced that approximately 98.8% of the shares of Holding had been tendered to the Consortium as of October 31, 2007. On September 22, 2008 the Consortium acquired the remaining shares of Holding. On October 3, 2008 Holding jointly announced with the Dutch Minister of Finance (the "Minister") that on that date the Minister acquired all shares of Fortis Bank Nederland (Holding) NV from Fortis, which effectively transferred Fortis' share in Holding to the State of the Netherlands.

     On November 28, 2008 UK Financial Investments Limited ("UKFI"), which is wholly owned by the UK government, acquired approximately 57.9% of the enlarged issued ordinary share capital of RBS and (pound)5 billion of RBS preference shares. On January 19, 2009, RBS announced that it had reached agreement with the UK Treasury and UKFI to replace the (pound)5 billion of RBS preference shares with new RBS ordinary shares. Effective April 14, 2009 the (pound)5 billion of RBS preference shares were replaced with new RBS ordinary shares resulting in UKFI holding approximately 70.3% of the enlarged issued ordinary share capital of RBS.

     Holding is no longer listed on Euronext or the New York Stock Exchange but files periodic reports with the SEC.

WHAT IS THE RELATIONSHIP BETWEEN ABN AMRO BANK N.V., ABN AMRO HOLDING N.V. AND RBS SECURITIES INC.?

     RBS Securities Inc., which we refer to as RBSSI, is an affiliate of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. RBSSI will act as calculation agent for the Securities, and is acting as agent for this offering. RBSSI will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm's distribution of the securities of an affiliate. See "Risk Factors -- Potential Conflicts of Interest between Holders of Securities and the Calculation Agent" and "Plan of Distribution (Conflicts of Interest)."

WHO WILL DETERMINE THE FINAL INDEX VALUE, THE INDEX RETURN AND THE PAYMENT AT MATURITY?

    We have appointed our affiliate, RBSSI, to act as calculation agent for Wilmington Trust Company, the trustee for the Securities and Citibank, N.A., the securities administrator. As calculation agent, RBSSI will determine whether the closing price of the Underlying Shares has fallen below the knock-in level, the closing price of the Underlying Shares on the determination date, the stock redemption amount and the initial price. The calculation agent may adjust the initial price of the Underlying Shares and consequently the stock redemption amount and knock-in level, which we describe in the section called "Description of Securities -- Adjustment Events."

WHO INVESTS IN THE SECURITIES?

     The Securities are not suitable for all investors. The Securities might be considered by investors who:

o are willing to risk losing up to 80% of their initial principal investment in exchange for the opportunity to benefit from the capped appreciation, if any, in the value of the Underlying Index over the life of the Securities;

o        do not require an interest income stream;

o are willing to be exposed to fluctuations in equity prices in general and prices of the Underlying Index's components in particular; and

o        are willing to hold the Securities until maturity.

     You should carefully consider whether the Securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

WHAT ARE SOME OF THE RISKS IN OWNING THE SECURITIES?

     Investing in the Securities involves a number of risks. We have described the most significant risks relating to the Securities under the heading "Risk Factors" in this Pricing Supplement which you should read before making an investment in the Securities.

     Some selected risk considerations include:

o MARKET RISK. If the index return is less than 0% up to -20%, you will be entitled to receive only the principal amount of $1,000 per Security at maturity. In such a case, you will receive no return on your investment and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time. If the index return decreases more than 20%, you could lose up to 80% of your initial principal investment. If the index return is zero (0%) or positive, your return will be limited to 14.50% regardless of how much the index return may appreciate above its initial level.

o CREDIT RISK. Because you are purchasing a security from us, you are assuming our credit risk. In addition, because the Securities are fully and unconditionally guaranteed by Holding, you are assuming the credit risk of Holding in the event that we fail to make any payment required by the terms of the Securities.

o PRINCIPAL RISK. Return of principal on the Securities is only guaranteed up to $200 per $1,000 principal amount of Securities. Any payment required by the terms of the Securities is subject to our credit and the credit of Holding. If the index return decreases by more than 20% during the term of the Securities, the amount of cash paid to you at maturity will be less than the principal amount of the Securities, subject to a minimum return of $200 per $1,000 principal amount of Securities.

o LIQUIDITY RISK. The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities, and information regarding independent market pricing for the Securities may be very limited or non-existent. If you sell your Securities in the secondary market, if any, prior to maturity, you will receive the market price for the Securities, which could be zero. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

WHAT IF I HAVE MORE QUESTIONS?

    You should read "Description of Securities" in this Pricing Supplement for a detailed description of the terms of the Securities. The Securities are senior notes issued as part of our ABN Notes(SM) program and guaranteed by Holding. The Securities offered by the Bank will constitute the Bank's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantee of Holding will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations. You can find a general description of our ABN Notes(SM) program in the accompanying Prospectus Supplement. We also describe the basic features of this type of note in the sections called "Description of Notes" and "Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices".

    You may contact our principal executive offices at Gustav Mahleraan 10, 1082 PP Amsterdam, The Netherlands. Our telephone number is (31-20) 628-9393.

                                  RISK FACTORS


    The Securities are not principal protected debt and unlike ordinary debt securities, the Securities do not pay interest. Return of principal on the Securities is only guaranteed up to 20%, subject to our credit and the credit of Holding. Investing in the Securities is not the equivalent of investing directly in the securities comprising the Underlying Index or in a product that tracks the return of the Underlying Index. This section describes the most significant risks relating to the Securities. YOU SHOULD CAREFULLY CONSIDER WHETHER THE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE YOU DECIDE TO PURCHASE THEM. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

THE SECURITIES ARE NOT ORDINARY SENIOR NOTES; THE SECURITIES DO NOT PAY INTEREST AND THERE IS NO GUARANTEED RETURN OF PRINCIPAL

     The terms of the Securities differ from those of ordinary debt securities in that we will not pay you interest on the Securities and you could lose up to 80% of your initial principal investment at maturity. If the index return is less than 0% up to -20%, you will only receive your principal amount back at maturity. In such a case you will not receive any return on your initial principal investment and you will not be compensated for any losses incurred due to inflation or the value of money over time. The Securities are exposed to any decline in the value of the Underlying Index up to 80%. ACCORDINGLY, IF THE FINAL VALUE OF THE UNDERLYING INDEX ON THE DETERMINATION DATE IS MORE THAN 20% BELOW THE INITIAL VALUE OF THE UNDERLYING INDEX, THE AMOUNT OF CASH PAID TO YOU AT MATURITY WILL BE LESS THAN THE PRINCIPAL AMOUNT OF YOUR SECURITIES AND YOU COULD LOSE UP TO 80% OF YOUR INITIAL PRINCIPAL INVESTMENT.

     Furthermore, even if the index return is 0% or positive, the return you will receive on the Securities may be less than the return you would have received had you invested your entire principal amount in an instrument which tracks the performance of the Underlying Index. The return you will receive on the Securities, if any, is fixed, will never exceed 14.50% and may not compensate you for any losses incurred due to inflation or the value of money over time. We cannot predict the future performance of the Underlying Index based on historical performance.

AN INCREASE IN THE VALUE OF THE UNDERLYING INDEX WILL NOT INCREASE THE RETURN ON YOUR INVESTMENT

    Owning the Securities is not the same as owning a product which tracks the return on the Underlying Index. Accordingly, the market value of your Securities may not have a direct relationship with the value of the Underlying Index, and changes in the value of the Underlying Index may not result in a comparable change in the market value of your Securities. If the value of the Underlying Index increases above its initial value on the pricing date, the market value of the Securities may not increase. It is also possible for the value of the Underlying Index to increase while the market price of the Securities declines. REGARDLESS OF HOW MUCH THE VALUE OF THE UNDERLYING INDEX MAY INCREASE ABOVE THE INITIAL INDEX VALUE YOU WILL NEVER RECEIVE MORE THAN $1,145 PER $1,000 PRINCIPAL AMOUNT OF SECURITIES WHICH REPRESENTS A MAXIMUM 14.50% RETURN.

INVESTMENT IN THE SECURITIES IS NOT THE SAME AS A DIRECT INVESTMENT IN THE UNDERLYING INDEX, A PRODUCT THAT TRACKS THE PERFORMANCE OF THE UNDERLYING INDEX OR THE STOCKS THAT COMPRISE THE UNDERLYING INDEX

     An investment in the Securities is not the same as a direct investment in the Underlying Index, a product that tracks the performance of the Underlying Index or the stocks that comprise the Underlying Index. Investing in the Securities is not equivalent to investing directly in the Underlying Index because the Underlying Index is a theoretical calculation, not an actual portfolio, so it is not possible to make a direct investment in the Underlying Index. The return on your Securities could be less than if you had invested directly in a product that tracks the return of the Underlying Index or the stocks comprising the Underlying Index. The amount payable at maturity does not account for the return associated with the reinvestment of dividends that you would have received if you had invested directly in the underlying stocks comprising the Underlying Index or in a product that tracks the performance of the Underlying Index. You will not receive any payment of dividends on any of the stocks comprising the Underlying Index.

MARKET PRICE OF THE SECURITIES INFLUENCED BY MANY UNPREDICTABLE FACTORS

     The value of the Securities may move up and down between the date you purchase them and the maturity date. Several factors, most of which are beyond our control, will influence the value of the Securities, including:

o        the value of the Underlying Index, which can fluctuate significantly;

o        interest and yield rates in the market;

o the volatility (frequency and magnitude of changes in price) of the stocks comprising the Underlying Index;

o economic, financial, political, regulatory, judicial or other events that affect the stocks comprising the Underlying Index or stock markets generally, and which may affect the value of the Underlying Index;

o        the time remaining until the maturity of the Securities;

o the occurrence of certain events affecting the Underlying Index which may require an adjustment to the initial index value;

o        the dividend rate on the stocks that comprise the Underlying Index.
         While dividend payments, if any, on the stocks that comprise the Underlying Index are not paid to holders of the Securities, such payments may have an influence on the market price of such stocks and therefore on the Securities; and

o the creditworthiness of the Bank as issuer of the Securities and Holding as the guarantor of the Bank's obligations under the Securities. Any person who purchases the Securities is relying upon the creditworthiness of the Bank and Holding and has no rights against any other person. The Securities constitute the general, unsecured and unsubordinated contractual obligations of the Bank and Holding.

     Some or all of these factors will influence the price that you will receive if you sell your Securities prior to maturity in the secondary market, if any. If you sell your Securities prior to maturity, the price at which you are able to sell your Securities may be at a discount, which could be substantial, from the principal amount. For example, there may be a discount on the Securities if at the time of sale the Underlying Index is at a value below its initial value or if market interest rates rise. Even if there is an appreciation in value of the Underlying Index from its initial value, there may be a discount on the Securities based on the time remaining to the maturity of the Securities. THUS, IF YOU SELL YOUR SECURITY BEFORE MATURITY, YOU MAY NOT RECEIVE BACK YOUR ENTIRE PRINCIPAL AMOUNT.

     Some or all of these factors will influence the return, if any, that you receive upon maturity of the Securities. You cannot predict the future performance of the Securities, the Underlying Index or the stocks that comprise the Underlying Index based on the historical performance of the Underlying Index or underlying stocks. NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES CAN GUARANTEE THAT THE VALUE OF THE UNDERLYING INDEX WILL INCREASE SO THAT YOU WILL RECEIVE AT MATURITY AN AMOUNT IN EXCESS OF THE PRINCIPAL AMOUNT OF THE SECURITIES.

CHANGES TO OUR CREDIT RATINGS MAY AFFECT THE MARKET VALUE OF YOUR SECURITIES

       Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the Securities. Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion. Consequently, actual or anticipated changes to our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon factors in addition to our ability to pay our obligations under the Securities, an improvement in our credit ratings will not necessarily increase the market value of the Securities and will not reduce market risk and other investment risks related to the Securities. Credit ratings do not address the price, if any, at which the Securities may be resold prior to maturity (which may be substantially less than the issue price of the Securities) and are not recommendations to buy, sell or hold the Securities. See "Risk Factors--Market Price of the Securities Influenced by Many Unpredictable Factors"

THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

     Assuming no change in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities, as well as the cost of hedging our obligations under the Securities. In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE; SECONDARY TRADING MAY BE LIMITED

    You should be willing to hold your Securities until the maturity date. The Securities will not be listed on any securities exchange; accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be very limited or non-existent. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Upon completion of the offering, our affiliate has informed us that it intends to purchase and sell the Securities from time to time in off-exchange transactions, but it is not required to do so. If our affiliate does make such a market in the Securities, it may stop doing so at any time. In addition, if the total principal amount of the Securities being offered is not being purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion. Such affiliate or affiliates intend to hold the Securities for investment purposes, for at least 30 days, which may affect the supply of Securities available for secondary trading and therefore adversely affect the price of the Securities in any secondary trading. If a substantial portion of any Securities held by our affiliates were to be offered for sale following this offering, the market price of such Securities could fall, especially if secondary trading in such Securities is limited or illiquid.

TAX TREATMENT

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the Securities, and we do not intend to request a ruling from the Internal Revenue Service (the "IRS") or from the Dutch authorities regarding the Securities. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the Securities described in the section of this Pricing Supplement entitled "Taxation." If the IRS were successful in asserting an alternative characterization for the Securities, the timing and character of income on the Securities could differ materially from our description herein. You should review carefully the section in this Pricing Supplement entitled "Taxation" and consult your tax advisor regarding your particular circumstances.

NO AFFILIATION WITH INDEX SPONSOR; ADJUSTMENTS TO THE UNDERLYING INDEX COULD ADVERSELY AFFECT THE VALUE OF THE SECURITIES

     The S&P 500 was developed and is calculated and maintained by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We refer to S&P as the "Index Sponsor." The Index Sponsor is not an affiliate of ours and is not involved with this offering in any way. The obligations represented by the Securities are our obligations, not those of the Index Sponsor. Investing in the Securities is not equivalent to investing in the Underlying Index.

     The Index Sponsor for the Underlying Index can add, delete or substitute the stocks that comprise the Underlying Index or make other methodological changes that could change the value of the Underlying Index. The Index Sponsor may also discontinue or suspend calculation or dissemination of the Underlying Index at any time. Any of these actions could adversely affect the value of the Securities in unpredictable ways.

     If the Index Sponsor discontinues publication of the Underlying Index or materially modifies its methods of calculation of the Underlying Index, RBSSI, which is our affiliate, as calculation agent, will have to determine the index closing value itself, or make such adjustments or calculations to the Underlying Index so as to arrive at an index closing value comparable to the Underlying Index and the resulting Underlying Index as originally calculated. In either of these circumstances, the calculation agent may be required to make good faith estimates of closing prices of underlying stocks, calculation methodologies or index values. While the calculation agent will endeavor to make such determinations accurately and in good faith, there can be no assurance that the calculation agent will be able to do so. Therefore, a discontinuance or material modification of the Underlying Index may adversely affect the value of the Securities.

WE MAY ENGAGE IN BUSINESS WITH OR INVOLVING ONE OR MORE OF THE ISSUERS OF THE STOCKS THAT COMPRISE THE UNDERLYING INDEX WITHOUT REGARD
TO YOUR INTERESTS

     We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the stocks comprising the Underlying Index without regard to your interests, including extending loans to, or making equity investments in, providing investment advisory services to, one or more of such issuers or their affiliates or subsidiaries. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the stocks comprising the Underlying Index. None of us, Holding or any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the stocks. These research reports may or may not recommend that investors buy or hold the stocks comprising the Underlying Index.

HEDGING AND TRADING ACTIVITIES BY US OR OUR AFFILIATES COULD AFFECT PRICES OF SECURITIES

     We and our affiliates may carry out activities that minimize our risks related to the Securities. In particular, on or prior to the date of this Pricing Supplement, we, through our affiliates, hedged our anticipated exposure in connection with the Securities by taking positions in the stocks (or options or futures contracts on the stocks) that comprise the Underlying Index, exchange-traded funds that track the Underlying Index, options or futures on the Underlying Index or in other instruments that we deemed appropriate in connection with such hedging. Our trading activities, however, could potentially have altered the value of the Underlying Index and therefore affected the calculation of the payment at maturity. We or our affiliates are likely to modify our hedge position throughout the term of the Securities by purchasing and selling the stocks (or options or futures contracts on the stocks) that comprise the Underlying Index, exchange-traded funds that track the Underlying Index, options or futures on the Underlying Index or other instruments that we deem appropriate. We cannot give any assurance that we have not or will not affect such value as a result of our hedging or trading activities. Such hedging or trading activities during the term of the Securities could adversely affect whether the value of the Underlying Index decreases below the initial index value and therefore, the amount of your return, if any, at maturity. It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the Securities may decline.

     We or one or more of our affiliates may also engage in trading the stocks (or options or futures contracts on the stocks) that comprise the Underlying Index, exchange-traded funds that track the Underlying Index or options or futures on the Underlying Index on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the value of the Underlying Index and, therefore, the value of the Securities.

     We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying Index or stocks that comprise the Underlying Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the Securities.

NO SECURITY INTEREST OR SHAREHOLDER RIGHTS IN ANY STOCKS THAT COMPRISE THE UNDERLYING INDEX HELD BY US

     Neither we nor Holding nor any of our affiliates will pledge or otherwise hold the stocks that comprise the Underlying Index or exchange-traded funds that track the Underlying Index, any option or futures contract or any other asset for the benefit of holders of the Securities under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or Holding, as the case may be, any of such assets will be subject to the claims of our creditors or Holding's creditors generally and will not be available specifically for the benefit of the holders of the Securities. In addition, as an investor in the Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that comprise the Underlying Index.

     Moreover, the indenture governing the Securities does not contain any restriction on our ability or the ability of any of our affiliates to buy, sell, pledge or otherwise convey all or any portion of the stocks (or options or futures contracts on the stocks) that comprise the Underlying Index, exchange-traded funds that track the Underlying Index, options or futures on the Underlying Index or other instruments that we deemed appropriate.

POTENTIAL CONFLICTS OF INTEREST BETWEEN SECURITY HOLDERS AND THE CALCULATION
AGENT

    As calculation agent, our affiliate RBSSI will calculate the payment due to you upon maturity of the Securities and may have to make additional calculations if the Underlying Index is discontinued, suspended or modified. RBSSI and our other affiliates may carry out hedging activities related to the Securities, including trading in the stocks (or options or futures contracts on the stocks) that comprise the Underlying Index, exchange-traded funds that track the Underlying Index, options or futures on the Underlying Index or other instruments that it or they deem appropriate in connection with such hedging. RBSSI and some of our other affiliates also trade the stocks (and options and futures on stocks) that comprise the Underlying Index, exchange-traded funds that track the Underlying Index, and options or futures on the Underlying Index on a regular basis as part of its or their general broker dealer and other businesses. Any of these activities could influence RBSSI's determinations as calculation agent and any such trading activity could potentially affect the value of the Underlying Index and, accordingly, could affect the payout on the Securities at maturity. As such, potential conflicts of interest may exist between RBSSI or its affiliates and you.

U.S. TAX LAW DEVELOPMENTS

     On December 7, 2007, the U.S. Treasury and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments.

The notice focuses in particular on whether to require holders of instruments such as the Securities to accrue constructive income over the term of their investment in the Securities. It also asks for comments on a number of related topics, including how the IRS characterizes income or loss with respect to these instruments; the relevance to such characterization of factors such as the exchange-traded status of the instrument and the nature of the underlying property to which the instrument is linked; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge.

While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis.

Investors should consult their own tax advisor regarding the notice and its potential implications for an investment in the Securities.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

    Certain of our affiliates have agreed to purchase for investment the portion of the Securities that has not been purchased by investors in this offering, which initially they intend to hold for investment purposes. As a result, upon completion of this offering, our affiliates may own a substantial portion of the aggregate principal amount of the offering of Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. For example, our affiliates may attempt to sell the Securities that they had been holding for investment purposes at the same time that you attempt to sell your Securities, which could depress the price, if any, at which you can sell your Securities. Moreover, the liquidity of the market for the Securities, if any, could be substantially reduced as a result of our affiliates holding the Securities. See "--The Securities Will Not be Listed on any Securities Exchange; Secondary Trading May Be Limited." In addition, our affiliates could have substantial influence over any matter subject to consent of the security holders.

           HYPOTHETICAL RETURN ANALYSIS OF THE SECURITIES AT MATURITY

     The following table and examples illustrate potential return scenarios on a Security that is held to maturity by an investor who purchases the Securities on the original issue date. These examples are based on various assumptions, including hypothetical values of the Underlying Index, set forth below. WE CANNOT, HOWEVER, PREDICT THE VALUE OF THE UNDERLYING INDEX ON ANY DATE OR AT ANY OTHER TIME IN THE FUTURE. THEREFORE, THE TABLE AND EXAMPLES SET FORTH BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE RETURNS SET FORTH MAY NOT BE THE ACTUAL RETURNS APPLICABLE TO A HOLDER OF THE SECURITIES. MOREOVER, THE UNDERLYING INDEX MAY NOT APPRECIATE OR DEPRECIATE OVER THE TERM OF THE SECURITIES IN ACCORDANCE WITH ANY OF THE HYPOTHETICAL EXAMPLES BELOW, AND THE SIZE AND FREQUENCY OF ANY FLUCTUATIONS IN THE VALUE OF THE UNDERLYING INDEX OVER THE TERM OF THE SECURITIES, WHICH WE REFER TO AS THE VOLATILITY OF THE UNDERLYING INDEX, MAY BE SIGNIFICANTLY DIFFERENT THAN THE VOLATILITY IMPLIED BY ANY OF THESE EXAMPLES.

EXAMPLES OF HYPOTHETICAL TOTAL RETURN CALCULATIONS

The following examples illustrate how the total return on each Security is calculated based on various hypothetical index returns.

ASSUMPTIONS:

Initial Index Value:            1033.37 (indicative value only, the initial
                                 value will be set on the pricing date; the closing value on September 9, 2009 was 1033.37)

Term of the Securities:         24 Months

Principal Amount per Security:  $1,000

Digital Return:                 $145.00

Buffer Level:                   20%

                                                      HYPOTHETICAL                    HYPOTHETICAL
                                                  PAYMENT AT MATURITY      TOTAL RETURN ON EACH SECURITY WITH
 HYPOTHETICAL FINAL INDEX      HYPOTHETICAL      WITHOUT DIGITAL RETURN        DIGITAL RETURN AND BUFFER
           VALUE             INDEX RETURN(a)         OR BUFFER (b)            ($) (c)(d)           (%)(e)
 ------------------------    ---------------     ----------------------    --------------     ---------------
         1300.00                  25.80%               $1,258.02              $1,145.00            14.50%
         1225.00                  18.54%               $1,185.44              $1,145.00            14.50%
         1183.21                  14.50%               $1,145.00              $1,145.00            14.50%
         1150.00                  11.29%               $1,112.86              $1,145.00            14.50%
         1100.00                   6.45%               $1,064.48              $1,145.00            14.50%
         1083.00                   4.80%               $1,048.03              $1,145.00            14.50%
         1075.00                   4.03%               $1,040.29              $1,145.00            14.50%
         1050.00                   1.61%               $1,016.09              $1,145.00            14.50%
         1040.00                   0.64%               $1,006.42              $1,145.00            14.50%
         1033.37                   0.00%               $1,000.00              $1,145.00            14.50%
          975.00                  -5.65%               $  943.51              $1,000.00             0.00%
          950.00                  -8.07%               $  919.32              $1,000.00             0.00%
          900.00                 -12.91%               $  870.94              $1,000.00             0.00%
          875.00                 -15.33%               $  846.74              $1,000.00             0.00%
          826.70                 -20.00%               $  800.00              $1,000.00             0.00%
          750.00                 -27.42%               $  725.78              $  925.78            -7.42%
          650.00                 -37.10%               $  629.01              $  829.01           -17.10%
          543.00                 -47.45%               $  525.47              $  725.47           -27.45%
          521.00                 -49.58%               $  504.18              $  704.18           -29.58%
          500.00                 -51.61%               $  483.85              $  683.85           -31.61%
          485.00                 -53.07%               $  469.34              $  669.34           -33.07%
          200.00                 -80.65%               $  193.54              $  393.54           -60.65%
            0.00                -100.00%               $    0.00              $  200.00           -80.00%

----------
(a) The index return for each $1,000 principal amount of Securities will be equal to:

           Final Index Value - Initial Index Value
           ---------------------------------------
                     Initial Index Value

WHERE,

o the initial index value is the closing value of the Underlying Index on the pricing date; and

o the final index value is the closing value of the Underlying Index on the determination date.

(b) This column shows the cash return you would receive if there were no buffer and no digital return and your payment at maturity directly reflected the performance of the Underlying Index. The digital return is $145.00 and the buffer is 20%.

(c) at maturity you will receive, for each $1,000 principal amount of Securities, a cash payment calculated as follows:

     (1) if the index returns is 0% or positive, $1,000 plus the digital return;

     (2) if the index return is less than 0% and up to and including -20%, $1,000; and

     (3) if the index return is less than -20%, $1,000 plus [(index return + 20%) x $1,000].

THE SECURITIES ARE NOT FULLY PRINCIPAL PROTECTED. IF THE INDEX RETURN IS LESS THAN -20% YOU COULD LOSE UP TO 80% OF YOUR INITIAL PRINCIPAL INVESTMENT. IN ADDITION, YOU WILL NEVER RECEIVE A PAYMENT AT MATURITY GREATER THAN $1,145.

(d) The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax advisor regarding whether owning the Securities is appropriate for your tax situation. See the sections titled "Risk Factors" and "Taxation" in this Pricing Supplement.

(e)  Represents the percentage total return on each Security.

EXAMPLES OF HYPOTHETICAL PAYMENT AT MATURITY CALCULATIONS

     The following examples illustrate how the index return and the payment at maturity are calculated based on various hypothetical returns for the Underlying Index set forth below.

ASSUMPTIONS:

Hypothetical Initial Index Value:        840

Hypothetical Digital Return:             $145.00

Hypothetical Term of the Securities:     24 Months

Hypothetical Principal Amount per        $1,000
Security:

EXAMPLE NO. 1:

Hypothetical final index value:  1000

In this hypothetical example, the index return would be calculated as:

                          1000 - 840  =  .1905 or 19.05%
                          ----------
                              840

In this hypothetical example, the index return is positive so you will receive $1,000 plus the digital return of $145.00 per $1,000 principal amount of Securities.

Therefore, the payment at maturity will be calculated as: $1,000 plus $145.00 = $1,145

While the index value increased 19.05%, you would have received a return on the Securities of 14.50% since the digital return on the Securities is limited to 14.50% regardless of how much of the Underlying Index appreciates.

EXAMPLE NO. 2:

Hypothetical final index value:  850

In this hypothetical example, the index return would be calculated as:

                            850 - 840  =  .019 or 1.19%
                            ---------
                               840

In this hypothetical example, the index return is positive so you will receive $1,000 plus the digital return of $145.00 per $1,000 principal amount of Securities.

Therefore, the payment at maturity will be calculated as: $1,000 plus $145.00 = $1,145

While the index value increased 1.19%, you would have received a return on the Securities of 14.50% since the digital return on the Securities is payable as long as the index return is positive, regardless of how much or how little the Underlying Index appreciates.

EXAMPLE NO. 3:

Hypothetical final index value: 714

In this hypothetical example, the index return would be calculated as:

                            714 - 840  =  -.15 or -15%
                            ---------
                               840

In this hypothetical example, the index return is equal to or less than 0% up to and including -20%. Therefore, the payment at maturity for each $1,000 principal amount of Securities will be $1,000. In this hypothetical example, the index return was -15%, but you would not have lost any of your initial principal investment over the term of the Securities. YOU RECEIVE NO RETURN ON YOUR INITIAL PRINCIPAL INVESTMENT AND YOU WILL NOT BE COMPENSATED FOR ANY LOSS IN VALUE DUE TO INFLATION AND OTHER FACTORS RELATING TO THE VALUE OF MONEY OVER TIME.

EXAMPLE NO. 4:

Hypothetical final index value:  500

In this hypothetical example, the index return on the Underlying Index would be calculated as:

                          500 - 840  =  -.4048 or -40.48%
                          ---------
                             840

In this hypothetical example, the index return is below -20%. Therefore, the payment at maturity will be calculated as:

                $1,000 plus [(-40.48% + 20%) x $1,000] = $795.20

In this hypothetical example, because the index return was below -20%, at maturity you would receive less than $1,000 for each $1,000 principal amount of Security. In this hypothetical example, the index return was -40.48%, but you would have lost 20.48% of your initial principal investment over the term of the Securities. YOU COULD LOSE UP TO 80% OF YOUR INITIAL PRINCIPAL INVESTMENT IF THE INDEX RETURN IS BELOW -20%.

EXAMPLE NO. 5:

Hypothetical final index value:  840

In this hypothetical example, the index return would be calculated as:

                                 840 - 840  =  0%
                                 ---------
                                    840

In this hypothetical example, the index return is zero (0%) so you will receive $1,000 plus the digital return of $145.00 per $1,000 principal amount of Securities.

Therefore, the payment at maturity will be calculated as: $1,000 plus $145.00 = $1,145

While the index value was unchanged (which means the index return was 0%), you would have received a return on the Securities of 14.50% since the digital return on the Securities is fixed at 14.50% and will be paid if the index return is 0% or positive.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy these documents at the SEC Headquarters Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (tel: 202-551-8090), and at the SEC's regional offices at Northeast Regional Office, 3 World Financial Center, Suite 400, New York, NY 10281 (tel:
212-336-1100) and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports and other information regarding Holding that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov. You can find information Holding has filed with the Commission by reference to file number 1-14624.

     This Pricing Supplement is part of a registration statement that we and Holding filed with the Commission. This Pricing Supplement omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The Commission allows us to incorporate by reference much of the information that we and Holding file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this Pricing Supplement is considered to be part of this Pricing Supplement. Because we and Holding are incorporating by reference future filings with the Commission, this Pricing Supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Pricing Supplement. This means that you must look at all of the Commission filings that we and Holding incorporate by reference to determine if any of the statements in this Pricing Supplement or in any document previously incorporated by reference have been modified or superseded. This Pricing Supplement incorporates by reference all Annual Reports on Form 20-F filed by Holding since September 29, 2006, and any future filings that we or Holding make with the Commission (including any Form 6-K's that we or Holding subsequently file with the Commission) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are identified in such filing as being specifically incorporated by reference into Registration Statement Nos. 333-137691 or 333-137691-02, of which this Pricing Supplement is a part, until we and Holding complete our offering of the Securities to be issued hereunder or, if later, the date on which any of our affiliates cease offering and selling these Securities.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628 3842.

                PUBLIC INFORMATION REGARDING THE UNDERLYING INDEX

THE S&P 500 INDEX(R)

     We have derived all information contained in this Pricing Supplement regarding the S&P 500 Index(R), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Neither we nor Holding nor any of our affiliates are responsible for, or assume any responsibility for, the accuracy or completeness of such information. That information reflects the policies of, and is subject to change by, Standard & Poor's, division of The McGraw-Hill Companies ("S&P"), the Index Sponsor. The S&P 500 Index(R) was developed, and is calculated and maintained, by S&P. S&P has no obligation to continue to calculate and publish, and may alter or discontinue calculation and publication of the S&P 500 Index(R) at any time. The consequences of discontinuing the S&P 500 Index(R) are described in "Description of Securities - Discontinuance of the Underlying Index; Alteration of Method of Calculation."

GENERAL

     The S&P 500 Index(R) is published by S&P and is intended to provide an indication of the pattern of common stock price movement. It is a market-value weighted index (stock price times number of shares outstanding), with each stock's weight in the index proportionate to its market value. The calculation of the value of the S&P 500 Index(R), discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies (the "S&P 500 Component Stocks") as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

     S&P chooses companies for inclusion in the S&P 500 Index(R) with the aim of achieving a distribution across broad industry groupings that approximates the actual distribution of these groupings in the common stock population of the Standard & Poor's Stock Guide Database of over 10,000 companies, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of the company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index(R) to achieve the objectives stated above.

     As of August 31, 2009, the 500 companies included in the S&P 500 Index(R) were divided into 10 Global Industry Classification Sectors. The Global Industry Classification Sectors included (with the percentage of the aggregate market value of the companies currently included in such sectors indicated in parentheses): Consumer Discretionary (9.10%), Consumer Staples (11.50%), Energy (11.70%), Financials (15.40%), Health Care (13.50%), Industrials (10.00%),
Information Technology (18.50%), Materials (3.40%), Telecommunication Services (3.20%) and Utilities (3.80%). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index(R) to achieve the objectives stated above.

COMPUTATION OF THE S&P 500 INDEX(R)


     On March 21, 2005, S&P began to calculate the S&P 500 Index(R) based on a half float-adjusted formula, and on September 16, 2005, S&P completed the full float adjustment of the S&P 500 Index(R). S&P's criteria for selecting stocks for the S&P 500 Index(R) were not changed by the shift to float adjustment. However, the adjustment affects each company's weight in the S&P 500 Index(R) (i.e., its "Market Value").

     Under float adjustment, the share counts used in calculating the S&P 500 Index(R) reflect only those shares that are available to investors and not all of a company's outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

     o holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners or leveraged buyout groups;

     o holdings by governmental entities, including all levels of government in the United States or foreign countries; and

     o holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company

     However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500 Index(R) calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as "exchangeable shares," shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

     For each stock, an investable weight factor ("IWF") is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index will then be calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     The S&P 500 Index(R) is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index(R) reflects the total Market Value of all S&P 500 Index component stocks relative to the S&P 500 Index(R)'s base period of 1941-43 (the "base period").

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total market value of the S&P 500 Component Stocks during the base period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index(R) is computed by dividing the total Market Value of the S&P 500 Component Stocks by a number called the "S&P 500 Index Divisor". By itself, the S&P 500 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index(R), it is the only link to the original base period level of the S&P 500 Index(R). The S&P 500 Index Divisor keeps the S&P 500 Index(R) comparable over time and is the manipulation point for all adjustments to the S&P 500 Index(R) ("S&P 500 Index Maintenance").

MAINTENANCE OF THE S&P 500 INDEX(R)

     S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

      To prevent the level of the S&P 500 Index(R) from changing due to corporate actions, all corporate actions that affect the total Market Value of the S&P 500 Index(R) require an S&P 500 Index Divisor adjustment. By adjusting the S&P 500 Index Divisor for the change in total Market Value, the level of the S&P 500 Index(R) remains constant. This helps maintain the level of the S&P 500 Index(R) as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index(R) does not reflect the corporate actions of individual companies in the S&P 500 Index(R). All S&P 500 Index Divisor adjustments are made after the close of trading. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index(R) and do not require S&P 500 Index Divisor adjustments.

     The table below summarizes the types of S&P 500 Index Maintenance adjustments and indicates whether or not an S&P 500 Index Divisor adjustment is required:

                                                                      Divisor
   Type of Corporate                                                Adjustment
        Action                        Adjustment Factor              Required
----------------------      ------------------------------------    -----------
Stock split                  Shares Outstanding multiplied by           No
 (E.G. , 2-for-1)            2;  Stock Price divided by 2

Share issuance               Shares Outstanding plus newly              Yes
 (I.E. , change is greater   issued Shares
 than or equal to 5%)

Share repurchase             Shares Outstanding minus                   Yes
 (I.E. , change is greater   Repurchased Shares
 than or equal to 5%)

Special cash dividends       Share Price minus Special Dividend         Yes

Company Change               Add new company Market Value minus         Yes
                             old company Market Value

Rights Offering              Price of parent company minus              Yes
                                   Price of Rights
                                   ---------------
                                     Right Ratio

Spin-Off                     Price of parent company minus              Yes
                                 Price of Spinoff Co.
                                 --------------------
                                 Share Exchange Ratio

     Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index(R), because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the "Post-Event Aggregate Market Value"). In order that the level of the S&P 500 Index(R) (the "Pre-Event Index Value") not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Component Stock, a new S&P 500 Index Divisor ("New S&P 500 Divisor") is derived as follows:

         Post-Event Aggregate Market Value    =    Pre-Event Index Value
         ---------------------------------
                New S&P 500 Divisor

              New S&P 500 Divisor     =    Post-Event Market Value
                                           -----------------------
                                            Pre-Event Index Value

     A large part of the S&P 500 Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index(R) companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index(R) are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index(R). In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index(R) companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

LICENSE AGREEMENT

     S&P has entered into a non-transferable, non-exclusive license agreement granting us and certain of our affiliated or subsidiary companies, in exchange for a fee, the right to use the S&P 500 Index(R), which is owned and published by S&P, in connection with certain securities, including the Securities.

     The license agreement between S&P and us provides that the following language must be set forth in this Pricing Supplement:

     The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the

Securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index(R) which is determined, composed and calculated by S&P without regard to us or the Securities. S&P has no obligation to take our needs or the needs of the owners of the Securities into consideration in determining, composing or calculating the S&P 500 Index(R). S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX(R) OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX(R) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     "Standard & Poor's", "S&P", S&P 500", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use to us. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Securities.

DISCLAIMER BY US, HOLDING AND THE CALCULATION AGENT

     All information in this Pricing Statement relating to the S&P 500 Index(R), including, without limitation, its composition, method of calculation and changes in its components, is derived from publicly available information released by S&P and other public sources. Neither we nor Holding nor the Calculation Agent has independently verified any such information. Neither we nor Holding nor the Calculation Agent shall have any responsibility for any error or omissions in the calculation and publication of the S&P 500 Index(R) by S&P.

HISTORICAL DATA ON THE S&P 500 INDEX(R)

     The following table sets forth the value of the S&P 500 Index(R) at the end of each month in the period from January 2004 through August 2009. These historical data on the S&P 500 Index(R) are not indicative of the future performance of the S&P 500 Index(R) or what the value of the Securities will be. Any historical upward or downward trend in the value of the S&P 500 Index(R) during any period set forth below is not an indication that the S&P 500 Index(R) is more or less likely to increase or decrease at any time during the term of the Securities.

     YOU CANNOT PREDICT THE FUTURE PERFORMANCE OF THE SECURITIES OR THE S&P 500 INDEX(R) BASED ON THE HISTORICAL PERFORMANCE OF THE S&P 500 INDEX(R). Neither we nor Holding can guarantee that the value of the S&P 500 Index(R) will increase.

                 2004           2005          2006         2007          2008          2009
            ---------------- ------------  ------------ ------------  ------------  ------------
January         1131.13        1181.27       1280.08      1438.24       1378.55         825.88
February        1144.94        1203.60       1280.66      1406.82       1330.63         735.09
March           1126.21        1180.59       1294.83      1420.86       1322.70         797.87
April           1107.30        1156.85       1310.61      1482.37       1385.59         872.81
May             1120.68        1191.50       1270.09      1530.62       1400.38         919.14
June            1140.84        1191.33       1270.20      1503.35       1280.00         919.32
July            1101.72        1234.18       1276.66      1455.27       1267.38         987.48
August          1104.24        1220.33       1303.82      1473.99       1282.83        1020.62
September       1114.58        1228.81       1335.85      1526.75       1166.36        1033.37*
October         1130.20        1207.01       1377.94      1549.38        968.75
November        1173.82        1249.48       1400.63      1481.14        896.24
December        1211.92        1248.29       1418.30      1468.36        903.25

* Through September 9, 2009

                            DESCRIPTION OF SECURITIES

    Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. The term "SECURITY" refers to each $1,000 principal amount of our 24 Month, Digital Buffer Securities due September 30, 2011 linked to the Underlying Index and fully and unconditionally guaranteed by Holding.

Principal Amount:...................... $

Proposed Settlement Date............... September 30, 2009

Proposed Pricing Date.................. September 25, 2009

Maturity Date.......................... September 30, 2011

Underlying Index....................... The S&P 500 Index(R)

No Affiliation with Index Sponsor...... The S&P 500 was developed and is calculated and maintained by Standard &
                                        Poor's, a division of The McGraw-Hill
                                        Companies, Inc. ("S&P"). We refer to S&P as the Index Sponsor. The Index Sponsor is not an affiliate of ours and is not involved with this offering in any way. The obligations represented by the Securities are our obligations, not those of the Index Sponsor. Investing in the Securities is not equivalent to investing in the Underlying Index.

Specified Currency..................... U.S. Dollars

CUSIP.................................. 00083JGR3

Denominations.......................... The Securities may be purchased in denominations of $1,000 and integral
                                        multiples thereof.

Form of Securities..................... The Securities will be represented by a single registered global security,
                                        deposited with the Depository Trust
                                        Company.

Guarantee.............................. The payment and delivery obligations of
                                        ABN AMRO Bank N.V. under the Securities, when and as they shall become due and payable, whether at maturity or upon acceleration, are fully and unconditionally guaranteed by ABN AMRO Holding N.V.

Issue Price............................ 100%

Interest Rate.......................... None. The Securities do not pay
                                        interest.

Payment at Maturity.................... At maturity, for each $1,000 principal amount of Security, we will pay you a
                                        cash amount calculated as follows:

                                        (1)  if the Index Return is 0%
                                             or positive, then $1,000
                                             plus the Digital Return;

                                        (2)  if the Index Return is
                                             less than 0% and up to
                                             and including -20%,
                                             $1,000; and

                                        (3)  if the Index Return is
                                             less than -20%, $1,000
                                             plus [(Index Return +
                                             20%) x $1,000].

                                        IF THE INDEX RETURN IS LESS THAN -20%
                                        YOU COULD LOSE UP TO 80% OF YOUR INITIAL
                                        PRINCIPAL INVESTMENT. IN ADDITION, YOU
                                        WILL NEVER RECEIVE A PAYMENT AT MATURITY
                                        GREATER THAN $1,145.

                                        The Calculation Agent will calculate the cash payment due at maturity, if any, on the Determination Date. The Calculation Agent will provide written notice the Securities Administrator at its New York Office, on which notice the Securities Administrator may conclusively rely, of such payment amount, on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

                                        The Calculation Agent will round all
                                        percentages resulting from any
                                        calculation with respect to the
                                        Securities to the nearest one
                                        hundred-thousandth of a percentage
                                        point, with five one-millionths of a
                                        percentage point rounded upwards (E.G.,
                                        9.876545% (or .09876545) would be
                                        rounded to 9.87655% (or .0987655)). All
                                        dollar amounts resulting from such
                                        calculation will be rounded to the
                                        nearest cent with one-half cent being
                                        rounded upwards.

Index Return........................... The return on the Underlying Index will be the percentage change in the value of the Underlying Index, calculated as:

                                        Final Index Value - Initial Index Value
                                        ---------------------------------------
                                                  Initial Index Value

Initial Index Value.................... [      ] (the closing value of the
                                        Underlying Index on the Pricing Date).

Final Index Value...................... The closing value of the Underlying
                                        Index on the Determination Date, subject to the terms of the provisions below entitled "--Discontinuance of the Underlying Index; Alteration of Method of Calculation."

Buffer Level........................... 20% buffer. At maturity, if the Index
                                        Return is up to and including -20%, for
                                        each $1,000 principal amount of Security we will pay $1,000 in cash. If the Index Return is less than -20% then holders of the Securities will lose up to 80% of their principal.

Maximum Redemption at Maturity......... $1,145, which is equal to $1,000 plus the Digital Return.

Digital Return......................... $145.00

Determination Date..................... September 27, 2011; PROVIDED that if a
                                        Market Disruption Event has occurred on
                                        such Trading Day, the Determination Date shall be the immediately succeeding Trading Day with respect to the Underlying Index on which there is no Market Disruption Event; PROVIDED, FURTHER, that the Determination Date with respect to the Underlying Index shall be no later than the second scheduled Trading Day with respect to the Underlying Index preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such second scheduled Trading Day.

                                        If a Market Disruption Event occurs on
                                        such second scheduled Trading Day prior
                                        to the Maturity Date, the Calculation
                                        Agent will determine the closing value
                                        of the Underlying Index on such Trading
                                        Day in accordance with the formula for
                                        calculating the value of the Underlying
                                        Index last in effect prior to the
                                        commencement of the Market Disruption
                                        Event, using the closing price (or, if
                                        trading in the relevant securities has
                                        been materially suspended or materially
                                        limited, its good faith estimate of the
                                        closing price that would have prevailed
                                        but for such suspension or limitation)
                                        on such Trading Day of each security
                                        most recently comprising the Underlying
                                        Index.

Trading Day............................ With respect to the Underlying Index, a day, as determined by the Calculation
                                        Agent, on which the Underlying Index is
                                        calculated and published and on which
                                        securities comprising more than 80% of
                                        the value of the Underlying Index on
                                        such day are capable of being traded on
                                        their relevant exchanges or markets
                                        during the one-half hour before the
                                        determination of the closing value of
                                        the

                                        Underlying Index.

Market Disruption Event................ Means, with respect to the Underlying
                                        Index:

                                        (i)  either:

                                             (x) any suspension or absence or
                                             limitation imposed on trading in
                                             stocks then constituting 20% or
                                             more of the level of the
                                             Underlying Index by the primary
                                             exchange therefor or otherwise and
                                             whether by reason of movements in
                                             price exceeding limits permitted
                                             by such exchange or otherwise or
                                             by any exchange or quotation
                                             system on which trading in futures
                                             or options contracts relating to
                                             stocks then constituting 20% or
                                             more of the level of the
                                             Underlying Index is executed, or

                                             (y) any event (other than an event
                                             described in clause (z) below)
                                             that disrupts or impairs (as
                                             determined by the Calculation
                                             Agent) the ability of market
                                             participants in general (1) to
                                             effect transactions in or obtain
                                             market values for stocks then
                                             constituting 20% or more of the
                                             level of the Underlying Index on
                                             the primary exchange therefor or
                                             (2) to effect transactions in or
                                             obtain market values for futures
                                             or options contracts relating to
                                             stocks then constituting 20% or
                                             more of the level of the
                                             Underlying Index on any other
                                             exchange, or

                                             (z) the closure on any Trading Day
                                             of the primary exchange for stocks
                                             then constituting 20% or more of
                                             the level of the Underlying Index,
                                             or any exchange or quotation
                                             system on which trading in future
                                             or options relating the such
                                             stocks is executed, prior to its
                                             scheduled closing time unless such
                                             earlier closing time is announced
                                             by such exchange at least one hour
                                             prior to the earlier of (1) the
                                             actual closing time for the
                                             regular trading session on such
                                             exchange on such Trading Day and
                                             (2) the submission deadline for
                                             orders to be entered into such
                                             exchange for execution on such
                                             Trading Day; and

                                        (ii) a determination by the Calculation
                                             Agent in its sole discretion that
                                             the event described in clause (i)
                                             above materially interfered with
                                             our ability or the ability of any
                                             of our affiliates to unwind or
                                             adjust all or a material portion
                                             of the hedge with respect to the
                                             Securities.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists with
                                        respect to the Underlying Index at any
                                        time, if trading in a security included
                                        in the Underlying Index is materially
                                        suspended or materially limited at that
                                        time, or there occurs an event that
                                        disrupts or impairs the ability of
                                        market participants in general to
                                        effect transactions in or obtain market
                                        values for such security, then the
                                        relevant percentage contribution of
                                        that security to the level of the
                                        Underlying Index shall be based on a
                                        comparison of (i) the portion of the
                                        level of the Underlying Index
                                        attributable to that security relative
                                        to (ii) the overall level of the
                                        Underlying Index, in each case
                                        immediately before the occurrence of
                                        that suspension, limitation or other
                                        market disruption, as the case may be.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading
                                        will not constitute a Market Disruption
                                        Event if it results from an announced
                                        change in the regular business hours of
                                        the relevant exchange or market, (2) a
                                        decision permanently to discontinue
                                        trading in the relevant futures or
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to the rules of
                                        any relevant exchange similar to any
                                        applicable rule or regulation enacted
                                        or promulgated by any other
                                        self-regulatory organization or any
                                        government agency of similar scope as
                                        determined by the Calculation Agent on
                                        trading during significant market
                                        fluctuations will constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in a futures or options
                                        contract on the Underlying Index by the
                                        primary securities market related to
                                        such contract by reason of (x) a price
                                        change exceeding limits set by such
                                        exchange or market, (y) an imbalance of
                                        orders relating to such contracts or
                                        (z) a disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        futures or options contracts related to
                                        the Underlying Index and (5) a
                                        suspension, absence or material
                                        limitation of trading on any relevant
                                        exchange or on the primary market on
                                        which futures or options contracts
                                        related to the Underlying Index are
                                        traded will not include any time when
                                        such market is itself closed for
                                        trading under ordinary circumstances.

                                        The Calculation Agent shall as soon as
                                        reasonably practicable under the
                                        circumstances notify us, the Trustee,
                                        the Securities Administrator, the
                                        Depository Trust Company and the Agents
                                        of the existence or occurrence of a
                                        Market Disruption Event with respect to
                                        the Underlying Index on any day that
                                        but for the occurrence or existence of
                                        a Market Disruption Event would have
                                        been the Determination Date for the
                                        Underlying Index.

Discontinuance of the Underlying
Index; Alteration of Method of
Calculation............................ If the Index Sponsor discontinues publication of the Underlying Index and
                                        such Index Sponsor or another entity
                                        publishes a successor or substitute
                                        index that RBSSI as the Calculation
                                        Agent determines, in its sole
                                        discretion, to be comparable to the
                                        discontinued Underlying Index (such
                                        index being referred to herein as a
                                        "Successor Index"), then the Final Index
                                        Value with respect to the Underlying
                                        Index will be determined by reference to the value of such Successor Index at the close of trading on the relevant exchange or market for such Successor Index on the applicable Determination Date.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to us,
                                        the Trustee, the Securities
                                        Administrator and the Depository Trust
                                        Company as the holder of the Securities
                                        within three Trading Days of such
                                        selection.

                                        If the Index Sponsor discontinues
                                        publication of the Underlying Index
                                        prior to, and such discontinuance is
                                        continuing on, the Determination Date,
                                        and RBSSI as the Calculation Agent
                                        determines that no Successor Index is
                                        available with respect to the Underlying
                                        Index at such time, then the Calculation
                                        Agent will determine the Final Index
                                        Value with respect to such the
                                        Underlying Index. Such Final Index Value will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Underlying Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on the Determination Date for the Underlying Index of each security most recently comprising the Underlying Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the Underlying Index may adversely affect the value of the Securities.

                                        If at any time the method of calculating the Underlying Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Underlying Index or a Successor Index is in any other way modified so that such index does not, in the opinion of RBSSI, as the Calculation Agent, fairly represent the value of the Underlying Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the Determination Date with respect to the Underlying Index make such calculations and adjustments to the terms of the Securities as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Underlying Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and on the applicable Determination Date make each relevant calculation with reference to the Underlying Index or Successor Index, as adjusted. Accordingly, if the method of calculating the Underlying Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (E.G., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the Underlying Index or Successor Index as if it had not been modified (E.G., as if such split had not occurred).

Book Entry Note or Certificated Note... Book Entry

Trustee................................ Wilmington Trust Company

Securities Administrator............... Citibank, N.A.

Alternate Calculation in case of an
Event of Default....................... In case an Event of Default with respect to the Securities shall have occurred
                                        and be continuing, the amount declared
                                        due and payable for each Security upon
                                        any acceleration of the Securities shall be determined by RBSSI, as Calculation Agent, as though the Final Index Value for the Underlying Index as of the applicable Determination Date were the Final Index Value on the date of acceleration. See "Description of Debt Securities--Events of Default" in the Prospectus.

                                        If the maturity of the Securities is
                                        accelerated because of an Event of
                                        Default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, and to the Securities Administrator at its Delaware office, on which notice the Trustee and the Securities Administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the Securities, if any, as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent...................... RBSSI, which is our affiliate. All determinations made by the Calculation
                                        Agent will be at the sole discretion of
                                        the Calculation Agent and will, in the
                                        absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts..................... Subject to certain exceptions and limitations described in "Series A Notes
                                        Offered on a Global Basis--Payment of
                                        Additional Amounts" in the accompanying
                                        Prospectus Supplement, we will pay such
                                        additional amounts to holders of the
                                        Securities as may be necessary in order
                                        that the net payment of any amount
                                        payable on the Securities, after
                                        withholding for or on account of any
                                        present or future tax, assessment or
                                        governmental charge imposed upon or as a result of such payment by The
                                        Netherlands (or any political
                                        subdivision or taxing authority thereof
                                        or therein) or the jurisdiction of
                                        residence or incorporation of any
                                        successor corporation (other than the
                                        United States), will not be less than
                                        the amount provided for in the
                                        Securities to be then due and payable.

Record Date............................ The "record date" for any interest payment date is the calendar day prior
                                        to that interest payment date, whether
                                        or not that date is a business day.

                                 USE OF PROCEEDS

    The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and by us or one or more of our affiliates in connection with hedging our obligations under the Securities, including hedging market risks associated with the payment at maturity of the Securities. The issue price of the Securities includes the selling agents' commissions (as shown on the cover page of the accompanying Prospectus Supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Plan of Distribution" in this Pricing Supplement and "Use of Proceeds" in the accompanying Prospectus.

                                    TAXATION

    The following summary is a general description of certain United States and Dutch tax considerations relating to the ownership and disposition of Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of Securities should consult their tax advisors as to the consequences of acquiring, holding and disposing of Securities under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or foreign jurisdiction. This summary is based upon the law as in effect on the date of this Pricing Supplement and is subject to any change in law that may take effect after such date.

                      UNITED STATES FEDERAL INCOME TAXATION

     The following discussion is based on the advice of Clifford Chance US LLP, our special tax counsel ("Tax Counsel"), and describes the principal U.S. federal income tax consequences to holders who purchase the Securities at initial issuance for the stated principal amount and who will hold the Securities as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

     This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in commodities, securities or foreign currencies, persons holding Securities as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, regulated investment companies, real estate investment trusts, tax exempt organizations, or partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

     This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Pricing Supplement may affect the tax consequences described below, possibly with retroactive effect. PERSONS CONSIDERING THE PURCHASE OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

     As used herein, you are a "U.S. HOLDER" if you are the beneficial owner of a Security and are, for U.S. federal income tax purposes:

     o    a citizen or individual resident of the United States;

     o a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, or

     o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     The term "U.S. HOLDER" also includes certain former citizens and residents of the United States.

     If a partnership invests in Securities, the tax treatment of the partner will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership that invests in Securities are urged to consult with their tax advisors about the consequences of the investment.

GENERAL

     Pursuant to the terms of the Securities, we and every holder of a Security agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize each Security for all U.S. tax purposes as a single financial contract with respect to the Underlying Index that (i) requires the investor to pay us at inception an amount equal to the purchase price of the Security and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the Underlying Index. While other characterizations of the Securities could be asserted by the IRS, as discussed below, the following discussion assumes that this characterization of the Securities will be respected. In the opinion of Tax Counsel, which is based on certain representations received from us, the purchase and ownership of a Security should be treated as an "open transaction" with respect to the Underlying Index for U.S. federal income tax purposes.

TAX CONSEQUENCES TO U.S. HOLDERS

     Assuming the characterization of the Securities described above, the following U.S. federal income tax consequences should result to you if you are a U.S. Holder.

     TAX TREATMENT PRIOR TO MATURITY. You should not be required to recognize taxable income over the term of the Securities prior to maturity, other than pursuant to a sale or exchange as described below.

     TAX BASIS. Your tax basis in a Security will equal the amount paid by you to acquire the Security.

     SETTLEMENT OF A SECURITY AT MATURITY. Upon receipt of cash at maturity, you generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and your tax basis in the Security.

     SALE OR EXCHANGE OF A SECURITY. Upon a sale or exchange of a Security prior to maturity, you will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Security sold or exchanged. This gain or loss will generally be long-term capital gain or loss if you held the Security for more than one year at the time of disposition.

POSSIBLE ALTERNATIVE TAX TREATMENTS OF AN INVESTMENT IN THE SECURITIES

     Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Securities under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations"). If the IRS were successful in asserting that the Contingent Payment Regulations apply to the Securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the Securities every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the Securities would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the prior accruals of original issue discount, and as capital loss thereafter.

     Even if the Contingent Payment Regulations do not apply to the Securities, other alternative federal income tax characterizations of the Securities are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the Securities. It is possible, for example, that a Security could be treated as a unit consisting of a loan and a forward contract, in which case you would be required to accrue original issue discount as income on a current basis. Accordingly, you are urged to consult your own tax advisors regarding the possible consequences of alternative characterizations of the Securities.

U.S. TAX LAW DEVELOPMENTS

     On December 7, 2007, the U.S. Treasury and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments.

The notice focuses in particular on whether to require holders of instruments such as the Securities to accrue constructive income over the term of their investment in the Securities. It also asks for comments on a number of related topics, including how the IRS characterizes income or loss with respect to these instruments; the relevance to such characterization of factors such as the exchange-traded status of the instrument and the nature of the underlying property to which the instrument is linked; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge.

While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis.

Investors should consult their own tax advisor regarding the notice and its potential implications for an investment in the Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information returns may be filed with the Internal Revenue Service in connection with payments on the Securities and the proceeds from a sale or other disposition of the Securities. You may be subject to U.S. backup withholding on these payments if you fail to provide your tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

     You should consult your own tax advisor about the possible application of additional U.S. tax information reporting obligations that may apply to your investment in, or holding of, securities in light of your particular circumstances.

TAX TREATMENT OF THE SECURITIES TO NON-U.S. HOLDERS

         If you are not a U.S. Holder, you will not be subject to U.S. withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status or an exception to the information reporting and backup withholding rules otherwise applies.

                  PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

    We have appointed RBS Securities Inc. ("RBSSI") as agent for this offering. RBSSI has agreed to use reasonable efforts to solicit offers to purchase the Securities. We will pay RBSSI, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission of 2.75% of the initial offering price of the Securities. RBSSI has informed us that, as part of its distribution of the Securities, it intends to reoffer the Securities to other dealers who will sell the Securities. Each such dealer engaged by RBSSI, or further engaged by a dealer to whom RBSSI reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities. RBSSI has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under "Plan of Distribution" in the accompanying Prospectus Supplement.

    RBSSI is an affiliate of ours and Holding. RBSSI will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm's distribution of the securities of an affiliate. Following the initial distribution of any of these Securities, RBSSI may offer and sell those Securities in the course of its business as a broker-dealer. RBSSI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement in connection with any of those transactions. RBSSI is not obligated to make a market in any of these Securities and may discontinue any market-making activities at any time without notice.

    RBSSI or an affiliate of RBSSI will enter into one or more hedging transactions with us in connection with this offering of Securities. See "Use of Proceeds" above.

    To the extent that the total aggregate principal amount of the Securities being offered by this Pricing Supplement is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion, and to hold such Securities for investment purposes. See "Holding of the Securities by our Affiliates and Future Sales" under the heading "Risk Factors."


                                     PS-32
                                                FILED PURSUANT TO RULE 424(B)(2)
                                                    REGISTRATION NOS. 333-137691
                                                                   333-137691-02

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 29, 2006)

[ABN AMRO BANK N.V.GRAPHIC OMITTED]

US$ 7,500,000,000 ABN NOTES(SM)

fully and unconditionally guaranteed by ABN AMRO Holding N.V.

We, ABN AMRO Bank N.V., may offer from time to time senior notes. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

    o The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case, may be zero. Floating rates will be based on rates or indices specified in the applicable pricing supplement.

    o The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.

    o The notes will be fully and unconditionally guaranteed by ABN AMRO Holding N.V.

    o The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

    o The notes may be optionally or mandatorily exchangeable for securities of an entity that is not affiliated with us, for a basket or index of those securities, or for the cash value of those securities.

    o Payments on the notes may be linked to currency prices, commodity prices, securities of entities not affiliated with us, baskets of those securities or indices, or any combination of the above.

    o   The notes may be either callable by us or puttable by you.

INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-2.

THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY. THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ABN AMRO Incorporated and LaSalle Financial Services, Inc. have agreed to use reasonable efforts to solicit offers to purchase these securities as our selling agents to the extent either or both are named in the applicable pricing supplement. Certain other selling agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. We refer to each selling agent individually as the "agent" and together as the "agents". The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as they determine.

ABN AMRO Incorporated and LaSalle Financial Services, Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities and related guarantees in market-making transactions.

ABN AMRO INCORPORATED                           LASALLE FINANCIAL SERVICES, INC.
SEPTEMBER 29, 2006

                                TABLE OF CONTENTS
                                -----------------

                                                PAGE

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement.....................S-1
Risk Factors.........................................S-2
Description of Notes.................................S-4
Taxation in The Netherlands..........................S-24
United States Federal Taxation.......................S-25
Plan of Distribution.................................S-34
Legal Matters........................................S-36

                                                PAGE
                                                ----

PROSPECTUS

About This Prospectus...............................1
Where You Can Find Additional Information...........2
Cautionary Statement on Forward-Looking Statements..3
Consolidated Ratios of Earnings to Fixed Charges....4
ABN AMRO Bank N.V...................................5
ABN AMRO Holding N.V................................6
Use of Proceeds.....................................7
Description of Debt Securities......................8
Forms of Securities................................19
The Depositary.....................................20
Plan of Distribution...............................22
Legal Matters......................................25
Experts............................................26
Benefit Plan Investor Considerations...............27
Enforcement of Civil Liabilities...................28

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     We may offer from time to time the notes described in this prospectus supplement. We refer to the notes and related guarantees offered under this prospectus supplement as our ABN Notes(SM). We refer to the offering of the ABN Notes(SM) as our "ABN Notes(SM) program".

    As used in this prospectus supplement, the "Bank", "we," "us" and "our" refer to ABN AMRO Bank N.V., "Holding" refers to ABN AMRO Holding N.V, "AAI" refers to ABN AMRO Incorporated, an affiliate of the Bank and "LFS" refers to LaSalle Financial Services, Inc., an affiliate of the Bank.

    This prospectus supplement sets forth certain terms of the notes that the Bank may offer and supplements the prospectus that is attached to the back of this prospectus supplement. Each time the Bank offers notes, it will attach a pricing supplement to this prospectus supplement. THE PRICING SUPPLEMENT WILL CONTAIN THE SPECIFIC DESCRIPTION OF THE NOTES THE BANK IS OFFERING AND THE TERMS OF THE OFFERING AND IT MAY MODIFY OR REPLACE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

    It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Where You Can Find Additional Information" in the accompanying prospectus.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

    THE NOTES MAY NOT BE OFFERED OR SOLD IN ANY JURISDICTION IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL. THE NOTES MAY ONLY BE OFFERED WITHIN THE EUROPEAN ECONOMIC AREA IN COMPLIANCE WITH THE EUROPEAN PROSPECTUS DIRECTIVE 2003/71/EC AND THE IMPLEMENTING MEASURES IN ANY MEMBER STATE. SEE "PLAN OF DISTRIBUTION - SELLING RESTRICTIONS" IN THE ACCOMPANYING PROSPECTUS.

    The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisors concerning these matters.

                                  RISK FACTORS

    YOUR INVESTMENT IN THE NOTES WILL INVOLVE A NUMBER OF RISKS. ADDITIONAL RISKS, INCLUDING SPECIFIC TAX RISKS, RELATING TO SPECIFIC TYPES OF NOTES WILL BE DESCRIBED IN THE APPLICABLE PRICING SUPPLEMENT. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS AND THE RISKS, IF ANY, SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, BEFORE YOU DECIDE THAT AN INVESTMENT IN THE NOTES IS SUITABLE FOR YOU. YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS REGARDING THE RISKS AND SUITABILITY OF AN INVESTMENT IN THE NOTES.

    IF YOUR NOTES ARE REDEEMABLE, THE BANK MAY CHOOSE TO REDEEM THEM WHEN PREVAILING INTEREST RATES ARE RELATIVELY LOW.

    If your notes are redeemable, the Bank may choose to redeem your notes when prevailing interest rates are low and you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

    WE CANNOT ASSURE YOU THAT A TRADING MARKET FOR YOUR NOTES WILL EVER DEVELOP OR BE MAINTAINED OR THAT A TRADE CAN BE EXECUTED AT ANY INDICATIVE PRICE SHOWN ON ANY WEBSITE OR BLOOMBERG.

    We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market and market value of your notes. These factors include, among others:

    o   whether we list the notes on a securities exchange;

    o   whether we or any other dealer makes a market in the notes;

    o   the method of calculating the principal and interest for the notes;

    o the time remaining to the maturity of the notes; o the outstanding amount of the notes;

    o   the redemption features of the notes; and

    o   the level, direction and volatility of interest rates, generally.

    There may be a limited number of buyers when you decide to sell your notes, which may affect the price you receive for your notes or your ability to sell your notes at all.

    In connection with any secondary market activity in our notes, our affiliates may post indicative prices for the notes on a designated website or via Bloomberg. However, our affiliates are not required to post such indicative prices and may stop doing so at any time. Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices. Investors should contact their brokerage firm for further information.

    IF THE NOTES YOU PURCHASE ARE FLOATING RATE NOTES, YOU MAY RECEIVE A LESSER AMOUNT OF INTEREST IN THE FUTURE.

    Because the interest rate on floating rate notes will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, the interest rate on your note will decrease and may be zero, subject to any minimum interest rate specified in the applicable pricing supplement. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results.

    IF THE FLOATING RATE NOTES YOU PURCHASE ARE SUBJECT TO A MAXIMUM INTEREST RATE, YOUR RETURN WILL BE LIMITED.

    If the applicable pricing supplement specifies that your floating rate notes are subject to a maximum interest rate, the rate of interest that will accrue on the floating rate notes during any interest reset period will never exceed the specified maximum interest rate.

    THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

    Assuming no change in market conditions or any other relevant factors, the price, if any, at which the agents are willing to purchase notes in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the profit component included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by the agents, as a result of dealer discounts, mark-ups or other transaction costs.

    THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

    AAI, an affiliate of ours, will serve as the calculation agent with respect to the notes. In its role as calculation agent, AAI will exercise its judgment when performing its functions. Absent manifest error, all of its determinations in its role as calculation agent will be final and binding on you and us, without any liability on its or our part. You will not be entitled to any compensation from us or AAI for any loss suffered as a result of any of its determinations in its role as calculation agent. Since these determinations by AAI as calculation agent may affect the return on and/or market value of your notes, we and AAI may have a conflict of interest.

    THE U.S. FEDERAL INCOME TAX TREATMENT OF CERTAIN INSTRUMENTS IS UNCERTAIN.

    The U.S. federal income tax treatment of certain instruments we may issue is uncertain. Please read carefully the section entitled "United States Federal Taxation" in this Prospectus Supplement and any discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. You should consult your own tax adviser about an investment in any of our notes in light of your particular tax situation.

                              DESCRIPTION OF NOTES

    Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the accompanying prospectus. This section supplements that description. THE PRICING SUPPLEMENT WILL ADD SPECIFIC TERMS FOR EACH ISSUANCE OF NOTES AND MAY MODIFY OR REPLACE ANY OF THE INFORMATION IN THIS SECTION AND IN "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS.

GENERAL TERMS OF NOTES

    We may issue notes under an indenture dated September 15, 2006, among us, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator and Holding, as guarantor, which we refer to as the "Indenture." The notes issued under the Indenture will constitute a single series under the Indenture, together with any notes that we issue in the future under the Indenture that we designate as being part of that series.

    OUTSTANDING INDEBTEDNESS OF THE BANK. The Indenture does not limit the amount of additional indebtedness that we may incur.

    RANKING. Notes issued under the Indenture will constitute unsecured and unsubordinated obligations of the Bank and rank pari passu without any preference among them and with all other present and future unsecured and unsubordinated obligations of the Bank save for those preferred by mandatory provision of law.

    TERMS SPECIFIED IN PRICING SUPPLEMENTS. A pricing supplement will specify the following terms of any issuance of our notes to the extent applicable:

    o   the specific designation of the notes;

    o   the issue price (price to public);

    o   the aggregate principal amount;

    o   the denominations or minimum denominations;

    o   the original issue date;

    o the stated maturity date and any terms related to any extension of the maturity date;

    o whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

    o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

    o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

    o   whether interest, if any, will be payable in cash or payable in kind;

    o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

    o whether the notes are currency-linked notes and/or notes linked to commodity prices, securities of entities not affiliated with us, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance, and/or baskets or indices of any of these items, or any combination of the above;

    o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

    o   whether the notes are renewable notes;

    o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

    o whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

    o   whether the notes will be listed on any stock exchange;

    o   whether the notes will be issued in book-entry or certificated form;

    o if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream Banking, SOCIETE ANONYME as well as through the Depositary (each as defined below); and

    o   any other terms on which we will issue the notes.

     SOME DEFINITIONS. We have defined some of the terms that we use frequently in this prospectus supplement below:

    A "business day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) for all notes, in The City of New York, (y) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (z) for notes denominated in Australian dollars, in Sydney; and (b) for notes denominated in euro, that is also a TARGET Settlement Day.

    "Depositary" means The Depository Trust Company, New York, New York.

    "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

    An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

    "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

    The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement.

    "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is open.

     References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

GUARANTEE

    Holding will fully and unconditionally guarantee payment in full to the holders of the notes issued by the Bank under the Indenture after the date hereof. The guarantee is set forth in, and forms a part of, the Indenture under which the notes will be issued. If, for any reason, the Bank does not make any required payment in respect of the notes when due, Holding as the guarantor thereof will cause the payment to be made to or to the order of the trustee. The holder of the guaranteed note may sue the guarantor to enforce its rights under the guarantee without first suing the Bank or any other person or entity. The guarantees will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations.

FORMS OF NOTES

    We will offer the notes on a continuing basis and will issue notes only in fully registered form either as registered global notes or as certificated notes. References to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

    REGISTERED GLOBAL NOTES. For registered global notes, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the accompanying prospectus under "Forms of Securities -- Global Securities," you may not exchange registered global notes or interests in registered global notes for certificated notes.

    Each global note certificate representing registered global notes will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth under "Forms of Securities -- The Depositary" in the accompanying prospectus. The Depositary has confirmed to us, AAI, LFS and the trustee that it intends to follow these procedures.

    CERTIFICATED NOTES. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for registered global notes or interests in registered global notes.

    DENOMINATIONS. Unless otherwise specified in the pricing supplement, we will issue the notes:

    o for U.S. dollar-denominated notes, in denominations of $100 or any amount greater than $100 that is an integral multiple of $100; or

    o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $100, rounded to an integral multiple of 100 units of the specified currency, or any larger integral multiple of 100 units of the specified currency, as determined by reference to the market exchange rate, as defined under "-- Interest and Principal Payments -- Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

INTEREST AND PRINCIPAL PAYMENTS

    PAYMENTS, EXCHANGES AND TRANSFERS. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes, and exchange the notes at Citibank, N.A, the securities administrator under the Indenture, at 111 Wall Street, 15th Floor, New York, New York 10043,
Attention: Agency
and Trust Group, as our current agent for the payment, transfer and exchange of the notes. We refer to Citibank, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the accompanying prospectus.

    We will not be required to:

    o register the transfer or exchange of any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

    o register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

    o register the transfer or exchange of any note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that note being redeemed in part.

    No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

    Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

    RECIPIENTS OF PAYMENTS. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

    BOOK-ENTRY NOTES. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

    CERTIFICATED NOTES. Except as indicated below, for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

    o by check mailed to the address of the person entitled to payment as shown on the note register; or

    o by wire transfer of immediately available funds, if the holder has provided wire transfer instructions to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

    PAYMENT PROCEDURES FOR BOOK-ENTRY NOTES DENOMINATED IN A FOREIGN CURRENCY. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. Dollars, unless the beneficial owner takes the following steps:

    o The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

    o The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    o The Depositary must have notified the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

    PAYMENT PROCEDURES FOR CERTIFICATED NOTES DENOMINATED IN A FOREIGN CURRENCY. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

    o for payments of interest, on or prior to the fifth business day after the applicable record date; or

    o for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

    To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

    o at least five business days prior to the applicable record date, for payment of interest; or

    o at least ten business days prior to the maturity date or any redemption or repayment date, for payments of principal.

    If the holder elects to be paid in a currency other than U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

    o by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

    o by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

    However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

    DETERMINATION OF EXCHANGE RATE FOR PAYMENTS IN U.S. DOLLARS FOR NOTES DENOMINATED IN A FOREIGN CURRENCY. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

    o of the specified currency for U.S. dollars for settlement on the payment date;

    o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

    o   at which the applicable dealer commits to execute a contract.

    One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is an affiliate of the Bank. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

    UNAVAILABILITY OF FOREIGN CURRENCY. The relevant specified currency may not be available to us or Holding, as the case may be, for making payments of principal of, premium on, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

    o of the specified currency for U.S. dollars for settlement on the payment date;

    o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

    o   at which the applicable dealer commits to execute a contract.

    One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

    These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium on, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

    DISCOUNT NOTES. Some notes may be issued at a price which represents a discount to their principal amount. We refer to these notes as "discount notes." Such discount may be required to be included in income for U.S. federal income tax purposes, as described under "United States Federal Taxation -- Original Issue Discount." In the event of a redemption or repayment of any discount note or if any discount note is declared to be due and payable immediately as described under "Description of Debt Securities -- Events of Default" in the accompanying prospectus, the amount of principal due and payable on that note will be limited to:

    o   the aggregate principal amount of the note MULTIPLIED BY the sum of

    o its issue price, expressed as a percentage of the aggregate principal amount, PLUS

    o the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, expressed as a percentage of the aggregate principal amount.

    Solely for purposes of determining the amount of original issue discount that has accrued under the above formula as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note, which we refer to as the "initial period", is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

    The accrual of the applicable original issue discount described above is solely for purposes of determining the amounts payable upon redemption, repayment or acceleration of maturity. That amount of accrued original issue discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). Certain discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Taxation--Original Issue Discount" below. See also the applicable pricing supplement for any special considerations applicable to these notes.

FIXED RATE NOTES

    Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

    HOW INTEREST IS CALCULATED. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

    HOW INTEREST ACCRUES. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date Is not a Business Day."

    WHEN INTEREST IS PAID. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    AMOUNT OF INTEREST PAYABLE. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

FLOATING RATE NOTES

    Unless otherwise specified in the applicable pricing supplement, each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

    o   the CD rate,

    o   the commercial paper rate,

    o   EURIBOR,

    o   the federal funds rate,

    o   LIBOR,

    o   the prime rate,

    o   the Treasury rate,

    o   the CPI, or

    o any other rate or interest rate formula specified in the applicable pricing supplement.

     FORMULA FOR INTEREST RATES. The interest rate on each floating rate note will be calculated by reference to:

    o   the specified base rate based on the index maturity,

    o   plus or minus the spread, if any, and/or

    o   multiplied by the spread multiplier, if any.

    For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note.

    LIMITATIONS ON INTEREST RATE. A floating rate note may also have either or both of the following limitations on the interest rate:

    o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate";

    o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

    Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

    In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

    HOW FLOATING INTEREST RATES ARE RESET. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent identified in the applicable pricing supplement will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows (unless otherwise specified in the applicable pricing supplement):

    o for CD rate notes, commercial paper rate notes, federal funds rate notes, prime rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

    o for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "-- General Terms of Notes -- Some Definitions," prior to the interest reset date;

    o for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date; and

    o for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

    Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the next following business day.

    The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

    The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

    In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (1) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and (2) the business day preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

    HOW INTEREST IS CALCULATED. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day."

    The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

    Unless otherwise specified in the applicable pricing supplement, for a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by DIVIDING the interest rate applicable to that day:

    o by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes (except for LIBOR notes denominated in pounds sterling) and prime rate notes;

    o   by 365, in the case of LIBOR notes denominated in pounds sterling; or

    o by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

    For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

    All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 being rounded upward.

    WHEN INTEREST IS PAID. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

BASE RATE NOTES

    CD RATE NOTES

    CD rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the "CD rate" means, for any interest determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in

"Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

    The following procedures will be followed if the CD rate cannot be determined as described above:

    o If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    COMMERCIAL PAPER RATE NOTES

    Commercial paper rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

    The following procedures will be followed if the commercial paper rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

    o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "money market yield" will be a yield calculated in accordance with the following formula:

                                   D x 360
money market yield  =   ---------------------------   x 100
                                360 - (D x M)


where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    EURIBOR NOTES

    EURIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is commonly referred to as "Reuters Page EURIBOR01," as of 11:00 a.m. (Brussels time).

    The following procedures will be followed if the rate cannot be determined as described above:

    o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

    o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

    o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest will be the initial interest rate.

    "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

    FEDERAL FUNDS RATE NOTES

    Federal funds rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in the Federal Reserve Statistical Release H.15(519) under the heading "Federal Funds (Effective)" as displayed on Reuters or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service, which is commonly referred to as "Reuters Page FEDFUNDS1." For the avoidance of doubt, the federal funds rate for any interest determination date is the rate published for the immediately preceding business day.

    The following procedures will be followed if the federal funds rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

    o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will be the federal funds rate last in effect on the interest determination date.

    LIBOR NOTES

    LIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on London interbank offered rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine "LIBOR" for each interest determination date as follows:

    o As of the interest determination date, LIBOR will be either:

        o if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, as of that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

        o if "LIBOR Bloomberg" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, as of that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

    o If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (2) no rate appears and the applicable pricing supplement specifies either (x) "LIBOR Bloomberg" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement as of that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on Reuters for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if "LIBOR Bloomberg" is designated in the applicable pricing supplement, the display on Bloomberg or any successor service, page BBAM1 <GO> on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

    If neither LIBOR Reuters nor LIBOR Bloomberg is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Reuters were specified, and, if the U.S. dollar is the index currency, as if Page LIBOR01, had been specified.

    PRIME RATE NOTES

    Prime rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "prime rate" means, for any interest determination date, the rate on that date as published in Federal Reserve Statistical Release H.15(519) under the heading "Bank Prime Loan." For the avoidance of doubt, the Prime Rate for any interest determination date is the rate published for the immediately preceding business day.

    The following procedures will be followed if the prime rate cannot be determined as described above:

    o If the above rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in Federal Reserve Statistical Release H.15 Daily Update under the heading "Bank Prime Loan."

    o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

    o If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

    o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on Reuters, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

    TREASURY RATE NOTES

    Treasury rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "Treasury rate" means:

    o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Reuters or any successor service, on page USAUCTION 10 or any other page as may replace page USAUCTION 10 on that service, which we refer to as "Reuters Page USAUCTION 10," or page USAUCTION 11 or any other page as may replace page USAUCTION 11 on that service, which we refer to as "Reuters Page USAUCTION 11";

    o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the Federal Reserve Statistical Release H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High";

    o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury;

    o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market";

    o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market";

    o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include an agent or one or more of our affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

    o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                             D x N
        bond equivalent yield  =   -------------------------  x 100
                                         360 - (D x M)


    In this formula, "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    CPI RATE NOTES

    CPI rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on a formula linked to changes in the CPI (as defined below) and which includes a spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the "CPI" means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor and reported on Bloomberg or any successor service.

    If, while the CPI Rate Notes are outstanding, the CPI is not published because it has been discontinued or has been substantially altered, an applicable substitute index will be chosen to replace the CPI for purposes of determining interest on the CPI Rate Notes. The applicable index will be that chosen by the Secretary of the Treasury for the Department of The Treasury's Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the substitute index will be determined by the calculation agent in good faith and in accordance with general market practice at the time.

    RENEWABLE NOTES

    We may also issue floating rate renewable notes which will bear interest at a specified rate that will be reset periodically based on a base rate and any spread and/or spread multiplier, subject to the minimum interest rate and the maximum interest rate, if any. Any renewable notes we issue will be registered global floating rate notes. The general terms of the renewable notes are described below.

    AUTOMATIC EXTENSION OF MATURITY. The renewable notes will mature on the date specified in the applicable pricing supplement, which we refer to as the "initial maturity date." On the interest payment dates in each year specified in the applicable pricing supplement, each of which is treated as an election date under the terms of the renewable notes, the maturity of the renewable notes will automatically be extended to the interest payment date occurring twelve months after the election date, unless the holder elects to terminate the automatic extension of maturity for all or any portion of the principal amount of that holder's note. However, the maturity of the renewable notes may not be extended beyond the final maturity date, which will be specified in the applicable pricing supplement.

    HOLDER'S OPTION TO TERMINATE AUTOMATIC EXTENSION. On an election date, the holder may elect to terminate the automatic extension of the maturity of the renewable notes or of any portion of the renewable note having a principal amount of $1,000 or any integral multiple of $1,000. To terminate the extension, the holder must deliver a notice to the paying agent within the time frame specified in the applicable pricing supplement. This option may be exercised for less than the entire principal amount of the renewable notes, as long as the principal amount of the remainder is at least $1,000 or any integral multiple of $1,000.

    If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and this election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months after the applicable election date.

    REVOCATION OF ELECTION BY HOLDER. The holder may revoke an election to terminate the automatic extension of maturity as to any portion of the renewable notes having a principal amount of $1,000 or any integral multiple of $1,000. To do so, the holder must deliver a notice to the paying agent on any day after the election to terminate the automatic extension of maturity is effective and prior to the fifteenth day before the date on which that portion would otherwise mature. The holder may revoke the election for less than the entire principal amount of the renewable notes as long as the principal amount of both the portion whose maturity is to be terminated and the remainder whose maturity is to be extended is at least $1,000 or any integral multiple of $1,000. However, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

    An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon that subsequent holder.

    REDEMPTION OF NOTES AT COMPANY'S OPTION. We have the option to redeem renewable notes in whole or in part on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement. The redemption price will be equal to 100% of the principal amount of the renewable notes to be redeemed, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, we will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 180 days and not more than 210 days prior to the date fixed for redemption.

    REMARKETING OF NOTES. We may issue renewable notes with the spread or spread multiplier to be reset by a remarketing agent in remarketing procedures. A description of the remarketing procedures, the terms of the remarketing agreement between us and the remarketing agent and the terms of any additional agreements with other parties that may be involved in the remarketing procedures will be set forth in the applicable pricing supplement and in the relevant renewable notes.

EXCHANGEABLE NOTES

    We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

    o   the securities of an entity not affiliated with us;

    o   a basket of those securities;

    o   an index or indices of those securities; or

    o   any combination of, or the cash value of, any of the above.

    As specified in the applicable pricing supplement, the exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

    OPTIONALLY EXCHANGEABLE NOTES. The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

    MANDATORILY EXCHANGEABLE NOTES. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

    Mandatorily exchangeable notes that we issue may include the following:

         Reverse Exchangeable Securities ("REXs").

    Unless otherwise provided in the applicable pricing supplement, investors in REXs will receive interest payments at a fixed rate. At maturity, investors in REXs will receive either a cash payment equal to the original principal amount of the notes or a number of shares of underlying stock equal to the stock redemption amount. The type of payment at maturity will be determined by comparing the closing price of the underlying stock on a specified determination date to the closing price of the underlying stock on the date the notes were priced. If the closing price of the underlying stock on the determination date is at or above the closing price of the underlying stock on the date the notes were priced, the payment at maturity will be a cash payment equal to the principal amount. If the closing price of the underlying stock on the determination date is below the closing price of the underlying stock on the date the notes were priced, the investors will receive the stock redemption amount. The stock redemption amount is a number of shares of the underlying stock equal to the principal amount per security divided by the closing price of the underlying stock on the date the securities were priced.

     Knock-in Reverse Exchangeable Securities ("Knock-in REXs").
     -----------------------------------------------------------

    Unless otherwise provided in the applicable pricing supplement, investors in Knock-in REXs will receive interest payments at a fixed rate. Like REXs, at maturity, investors in Knock-in REXs will receive either a cash payment equal to the original principal amount of the securities or a number of shares of underlying stock equal to the stock redemption amount. However, the type of payment at maturity will be calculated by first determining if the closing price of the underlying stock was at or below the predetermined "knock-in level" on any trading day from the date the notes were priced to, and including, a specified determination date. If the closing price of the underlying stock was never at or below the "knock-in level" on any trading day during the period from the date the securities were priced to, and including, the determination date, the payment at maturity will always be a cash payment equal to the principal amount, irrespective of the closing price of the underlying stock on the determination date. If, however, the closing price of the underlying stock was at or below the "knock-in level" on any trading day during the period from the date the securities were priced to, and including, the determination date, the payment at maturity will be determined by comparing the closing price of the underlying stock on the determination date to the closing price of the underlying stock on the date the notes were priced. If such closing price is equal to or greater than the closing price of the underlying stock on the date the securities were priced, the payment at maturity will be a cash payment equal to the principal amount. If, on the other hand, such closing price is below the closing price of the underlying stock on the date the securities were priced, investors will receive the stock redemption amount described above.

    PAYMENTS UPON EXCHANGE. The applicable pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

    SPECIAL REQUIREMENTS FOR EXCHANGE OF GLOBAL SECURITIES. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

    PAYMENTS UPON ACCELERATION OF MATURITY OR UPON TAX REDEMPTION. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

    o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

    o a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

NOTES LINKED TO COMMODITY PRICES, SINGLE SECURITIES, ECONOMIC OR FINANCIAL MEASURES AND BASKETS OR INDICES THEREOF

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to one or more commodity prices, securities of entities not affiliated with us, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance, and/or baskets or indices of any of these items, or any combination of the above. These notes may include other terms, which will be specified in the relevant pricing supplement.

CURRENCY-LINKED NOTES

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

    o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

    o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency";

    o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency";

    o the interest rate per annum and the dates on which we will make interest payments;

    o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

    o   additional tax considerations, if any.

    The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

GUARANTEED NOTES

    We may issue notes that are subject to a financial insurance guaranty policy issued by a financial institution that unconditionally and irrevocably guarantees certain payments on the notes. The terms of the financial insurance guaranty policy will be described in the relevant pricing supplement.

                           TAXATION IN THE NETHERLANDS

    The following is a general summary of certain Netherlands tax consequences as of the date of this prospectus supplement in relation to the notes. It is not exhaustive and holders who are in doubt as to their tax position should consult their professional advisers.

DUTCH RESIDENT HOLDERS

    Holders who are individuals and are resident or deemed to be resident in The Netherlands, or who have elected to be treated as a Dutch resident holder for Dutch tax purposes, are subject to Dutch income tax on a deemed return regardless of the actual income derived from a note or gain or loss realized upon disposal or redemption of a note, provided that the note is a portfolio investment and is not held in the context of any business or substantial interest. The deemed return amounts to 4 percent of the average value of the holder's net assets in the relevant fiscal year (including the notes) and is taxed at a flat rate of 30 percent.

    Corporate holders that are resident or deemed to be resident in The Netherlands, without being exempt from Dutch corporate tax, will be subject to Dutch corporate tax on all income and gains realized in connection with the notes.

NON-DUTCH RESIDENT HOLDERS

    Non-Dutch resident holders normally will not be subject to Dutch income or corporate taxation with respect to income or capital gains realized in connection with a note, unless there is a specific connection with The Netherlands, such as an enterprise or part thereof which is carried on through a permanent establishment in The Netherlands or a substantial interest or deemed substantial interest in the Bank.

    A holder will not become resident or deemed to be resident in The Netherlands by reason only of the holding of a note.

REGISTRATION TAXES, STAMP DUTY, ETC.

    There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty payable by the holder in The Netherlands in connection with the notes.

WITHHOLDING TAX

    All payments by the Bank to the holder in respect of the notes can be made free of any Dutch withholding tax, unless the notes qualify as debt as referred to in Article 10, paragraph 1 sub d of the Dutch Corporate Income Tax Act (Wet op de Vennootschapsbelasting 1969).

                         UNITED STATES FEDERAL TAXATION

    Based on the advice of Davis Polk & Wardwell, special tax counsel to the Bank ("Tax Counsel"), the following summary accurately describes the principal U.S. federal income tax consequences of ownership and disposition of the notes. Except as specifically noted below, this discussion applies only to:

    o notes purchased on original issuance at the issue price (as defined below); and

    o   notes held as capital assets.

    This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as:

    o   certain financial institutions;

    o   insurance companies;

    o dealers or certain traders in securities, commodities, or foreign currencies;

    o persons holding notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction;

    o   regulated investment companies;

    o   real estate investment trusts;

    o   tax-exempt entities;

    o U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

    o partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

    o holders that are not U.S. holders (as defined below), if income from payments on a note, or gain recognized on a disposition of a note, is effectively connected with such holders' conduct of a trade or business in the United States; or

    o individual holders who are not U.S. holders (as defined below) and are present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement.

    This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described below. Persons considering the purchase of the notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation and their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

    This discussion does not apply to currency-linked notes or, except as specifically noted below, mandatorily exchangeable notes. The tax treatment of these instruments will be specified in the relevant pricing supplement.

    THIS DISCUSSION APPLIES ONLY TO NOTES ISSUED IN COMPLIANCE WITH CERTAIN GUIDELINES PROVIDED TO US BY TAX COUNSEL. TO THE EXTENT THAT THIS DISCUSSION DOES NOT APPLY TO A PARTICULAR ISSUANCE OF NOTES AS A RESULT OF ANY DEVIATION FROM SUCH GUIDELINES, DISCLOSURE REGARDING THE U.S. FEDERAL INCOME TAXATION OF SUCH ISSUANCE WILL BE INCLUDED IN THE APPLICABLE PRICING SUPPLEMENT. ACCORDINGLY, YOU SHOULD ALSO CONSULT THE APPLICABLE PRICING

SUPPLEMENT FOR ANY ADDITIONAL DISCUSSION REGARDING U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE SPECIFIC NOTES OR SECURITIES OFFERED THEREUNDER.

TAX CONSEQUENCES FOR U.S. HOLDERS

     As used herein, the term "U.S. holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

    o   a citizen or individual resident of the United States;

    o a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

    o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    The term "U.S. holders" also includes certain former citizens and residents of the United States.

    If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult with their tax advisers.

PAYMENTS OF INTEREST

    Interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes, provided that the interest is "qualified stated interest" (as defined below). Interest income earned by a U.S. holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant in calculating the holder's foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest paid on the notes will constitute "passive income." Special rules governing the treatment of payments made with respect to short-term notes, original issue discount notes, contingent payment debt instruments and certain exchangeable notes are described under "--Interest on Short-Term Notes," "--Original Issue Discount," "--Contingent Payment Debt Instruments," "--Optionally Exchangeable Notes" and "--Mandatorily Exchangeable Notes--Reverse Exchangeable and Knock-in Reverse Exchangeable Securities."

INTEREST ON SHORT-TERM NOTES

    A note that matures (after taking into account the last possible date that the note could be outstanding under the terms of the note) one year or less from its date of issuance (a "short-term note") will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest (as defined below). In general, a cash-method U.S. holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. If a cash method U.S. holder does not make this election, the holder should include interest payments as ordinary income upon receipt. Holders who elect to accrue the discount, and certain other holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant-yield method based on daily compounding. In the case of a U.S. holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange, or retirement of the short-term note will generally be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

ORIGINAL ISSUE DISCOUNT

    A note that has an "issue price" that is less than its "stated redemption price at maturity" will be considered to have been issued at an original discount for federal income tax purposes (and will be referred to in this section as an "original issue discount note") unless the note satisfies a DE MINIMIS threshold (as described below) or is a short-term note (as defined above). The "issue price" of a note will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a note generally will equal the sum of all payments required under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a "variable rate debt instrument" (as defined in the applicable U.S. Treasury regulations) that is unconditionally payable (other than in debt instruments of the issuer) at least annually at a single qualified floating rate of interest or at a rate that is determined at a single fixed formula that is based on objective financial or economic information. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated. For this purpose, if a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate and if the variable rate on the floating rate note's issue date is intended to approximate the fixed rate (E.G., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), then the fixed rate and the variable rate together will constitute a single variable rate.

    If the difference between a note's stated redemption price at maturity and its issue price is less than a DE MINIMIS amount, I.E., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the note will not be considered to have original issue discount. U.S. holders of notes with a DE MINIMIS amount of original issue discount will include this original issue discount in income, as capital gain, on a PRO RATA basis as principal payments are made on the note.

    A U.S. holder of original discount notes will be required to include any qualified stated interest payments in income in accordance with the holder's method of accounting for federal income tax purposes. U.S. holders of original issue discount notes (other than short-term notes, as defined above) will be required to include in income for federal income tax purposes the sum of the daily portions of the original issue discount for each day on which the holder held the note. The U.S. holder will be required to include such original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received.

    A U.S. holder may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

    We may have an unconditional option to redeem, or holders may have an unconditional option to require us to redeem, a note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if the exercise of the option will lower the yield on the note. Conversely, if holders have an unconditional option to require us to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if the exercise of the option will increase the yield on the note. If an option discussed above is "deemed" exercised, but is not in fact exercised, the note will be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new note were issued, on the presumed exercise date for an amount equal to the note's adjusted issue price on that date. The adjusted issue price of an original issue discount note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the note. Gain or loss, if any, will generally be U.S. source income for purposes of computing a U.S. holder's foreign tax credit limitation. Amounts attributable to accrued interest or discount are treated as interest as described under "-- Payment of Interest," "--Interest on Short-Term Notes" and "--Original Issue Discount" above.

    Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exception to this general rule applies to the extent of any accrued discount not previously included in the holder's taxable income. See "--Interest on Short-Term Notes" and "--Original Issue Discount" above. In addition, other exceptions to this general rule apply in the case of contingent payment debt instruments, optionally exchangeable notes and mandatorily exchangeable notes. See "--Contingent Payment Debt Instruments," "--Optionally Exchangeable Notes" and "--Mandatorily Exchangeable Notes--Reverse Exchangeable Securities and Knock-In Reverse Exchangeable Securities" below.

CONTINGENT PAYMENT DEBT INSTRUMENTS

    We may issue notes or securities that will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes.

    If a note or a security is treated as a contingent payment debt instrument, no payment on such instrument qualifies as qualified stated interest. Rather, a U.S. holder must account for interest for U.S. federal income tax purposes based on a "comparable yield" and the differences between actual payments on the contingent payment debt instrument and the instrument's "projected payment schedule" as described below. The comparable yield is determined by us at the time of issuance of the contingent payment debt instrument and takes into account the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the contingent payment debt instrument. The comparable yield may be greater than or less than the stated interest, if any, with respect to the instrument.

    Solely for the purpose of determining the amount of interest income that a U.S. holder will be required to accrue on a contingent payment debt instrument, we will be required to construct a "projected payment schedule" that represents a series of payments the amount and timing of which would produce a yield to maturity on the instrument equal to the comparable yield used.

    NEITHER THE COMPARABLE YIELD NOR THE PROJECTED PAYMENT SCHEDULE CONSTITUTES A REPRESENTATION BY US OR HOLDING REGARDING THE ACTUAL AMOUNT, IF ANY, THAT THE CONTINGENT PAYMENT DEBT INSTRUMENT WILL PAY.

    For U.S. federal income tax purposes, a U.S. holder will be required to use the comparable yield and projected payment schedule established by us in determining interest accruals and adjustments in respect of a contingent payment debt instrument, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service ("IRS").

    A U.S. holder, regardless of the holder's method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on a contingent payment debt instrument at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the instrument (as set forth below).

    A U.S. holder will be required to recognize interest income equal to the amount of any net positive adjustment, I.E., the excess of actual payments over projected payments, in respect of a contingent payment debt instrument for a taxable year. A net negative adjustment, I.E., the excess of projected payments over actual payments, in respect of a contingent payment debt instrument for a taxable year:

    o will first reduce the amount of interest in respect of the contingent payment debt instrument that a holder would otherwise be required to include in income in the taxable year; and

    o any excess will give rise to an ordinary loss to the extent that the amount of all previous interest inclusions under the contingent payment debt instrument exceeds the total amount of the U.S. holder's net negative adjustments treated as ordinary loss on the contingent payment debt instrument in prior taxable years.

    A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the contingent payment debt instrument or to reduce the amount realized on a sale, exchange or retirement of the instrument.

    Upon a sale, exchange or retirement of a contingent payment debt instrument (including a delivery of property pursuant to the terms of the instrument), a U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted basis in the contingent payment debt instrument. If we deliver property, other than cash, to a U.S. holder in retirement of a contingent payment debt instrument, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A U.S. holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss. The deductibility of capital losses is subject to limitations. In addition, if a holder recognizes loss above certain thresholds, the holder may be required to file a disclosure statement with the IRS.

    A U.S. holder will have a tax basis in any property, other than cash, received upon the retirement of a contingent payment debt instrument, including in satisfaction of a conversion right or a call right, equal to the fair market value of the property determined at the time of retirement. The holder's holding period for the property will commence on the day immediately following its receipt.

    Special rules will apply if one or more contingent payments on a contingent payment debt instrument become fixed. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. If one or more contingent payments on a contingent payment debt instrument become fixed more than six months prior to the date the payment is due, a U.S. holder would be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed, using the comparable yield as the discount rate, and the projected amounts of the contingent payments relevant as provided in the projected payment schedule. If all remaining scheduled contingent payments on a contingent payment debt instrument become fixed substantially contemporaneously, a U.S. holder would be required to make adjustments to account for the difference between the amounts so treated as fixed and the projected payments in a reasonable manner over the remaining term of the contingent payment debt instrument. A U.S. holder's tax basis in the contingent payment debt instrument and the character of any gain or loss on the sale of the instrument would also be affected. U.S. holders are urged to consult their tax advisers concerning the application of these special rules.

CPI RATE NOTES

    Depending on the terms of each CPI Rate Note, a CPI Rate Note will be treated as either a "variable rate debt instrument," or a "contingent payment debt instrument." For a description of the contingent payment debt instrument rules, see the discussion under "--Contingent Payment Debt Instruments" above. Unless otherwise provided in the applicable pricing supplement, a CPI Rate Note will be treated as a variable rate debt instrument for U.S. federal income tax purposes. The discussion below assumes that the CPI Rate Notes will qualify as a variable rate debt instruments. If a CPI Rate Note qualifies as a variable rate debt instrument, the tax consequences to a U.S. holder will generally be the same as the tax consequences to a U.S. holder holding a fixed rate note and are summarized below under this section "--CPI Rate Notes".

    PAYMENT OF INTEREST. Each interest payment will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes. See "--Payment of Interest." If the CPI Rate Note qualifies as a short-term note (as defined above), interest payment on the CPI Rate Note will be taxable to a U.S. holder as described in "--Interest on Short-Term Notes" above.

     If a CPI Rate Note is issued with original issue discount (i.e., the issue price of the CPI Rate Note is less than its stated principal amount, and the difference between the issue price and the stated principal amount exceeds the DE MINIMIS amount described in "--Original Issue Discount" above), the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such CPI Rate Note would be determined by applying the rules described in "--Original Issue Discount" above, assuming that the stated variable interest rate for which the CPI Rate Note provide is a fixed rate that reflects the yield that is reasonably expected for the CPI Rate Note.

      SALE OR EXCHANGE OF THE NOTES. Upon a sale or exchange of CPI Rate Notes, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. holder's tax basis in the notes. This gain or loss will generally be long-term capital gain or loss if the U.S. holder held the CPI Rate Note for more than one year at the time of disposition. Amounts attributable to accrued but unpaid interest will be treated as interest as described under "--Payment of Interest," or under "--Interest on Short-Term Notes" above if the CPI Rate Note is a short-term note (as defined above).

OPTIONALLY EXCHANGEABLE NOTES

     Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. See "--Contingent Payment Debt Instruments" above.

MANDATORILY EXCHANGEABLE NOTES--REVERSE EXCHANGEABLE AND KNOCK-IN REVERSE EXCHANGEABLE SECURITIES

    Unless otherwise provided in the applicable pricing supplement, we and every holder of Reverse Exchangeable Securities, which we refer to as "REXs", or Knock-In Reverse Exchangeable Securities, which we refer to as "Knock-In REXs", will agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize each such security for U.S. federal income tax purposes as consisting of the following components (the "Components"):

    o a put option (the "Put Option") that requires the holder of the REXs or the Knock-In REXs to buy the underlying shares from us for an amount equal to the Deposit (as defined below); and

    o a deposit with us of cash, in an amount equal to the principal amount of the REXs or the Knock-In REXs (the "Deposit"), to secure the holder's potential obligation to purchase the underlying shares.

     In the case of REXs, under this characterization the Put Option would be treated as exercised if the closing price of the underlying share on the determination date was lower than its closing price on the pricing date. In the case of Knock-In REXs, under this characterization the Put Option would be treated as exercised if the closing price of the underlying share on the determination date is lower than its closing price on the pricing date and in addition, the closing price of the underlying shares falls to or below the knock-in level at any time from the pricing date to and including the determination date.

    Under this characterization, a portion of the stated interest payments on REXs or Knock-In REXs is treated as interest on the Deposit, and the remainder is treated as attributable to the holder's sale of the Put Option to us (the "Put Premium"). Based on our judgment as to, among other things, our normal borrowing cost and the value of the Put Option, we will specify in the pricing supplement for each REXs and Knock-In REXs the portion of the stated payments on such security that we will treat as constituting interest on the Deposit. We will treat the remaining portion as the Put Premium.

    NOTWITHSTANDING OUR AGREEMENT TO TREAT THE REXS AND KNOCK-IN REXS AS DESCRIBED ABOVE, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE REXS AND KNOCK-IN REXS IS UNCERTAIN. DUE TO THE ABSENCE OF STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITIES THAT DIRECTLY ADDRESS INSTRUMENTS SIMILAR TO THE REXS AND KNOCK-IN REXS, TAX COUNSEL IS UNABLE TO RENDER AN OPINION AS TO WHETHER THE TREATMENT DESCRIBED ABOVE WILL BE RESPECTED. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE REXS AND KNOCK-IN REXS DESCRIBED ABOVE AND OUR

ALLOCATION OF INTEREST AND PUT PREMIUM ARE NOT BINDING ON THE IRS OR THE COURTS, AND NO RULING IS BEING REQUESTED FROM THE IRS WITH RESPECT TO THESE SECURITIES. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT THE IRS OR A COURT WILL AGREE WITH THE TAX TREATMENT DESCRIBED ABOVE AND SIGNIFICANT ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN REXS OR KNOCK-IN REXS ARE UNCERTAIN.

    PROSPECTIVE PURCHASERS OF REXS OR KNOCK-IN REXS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SUCH SECURITIES (INCLUDING ALTERNATIVE CHARACTERIZATIONS OF THE SECURITIES) AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

    THE DISCUSSION BELOW DOES NOT ADDRESS THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF THE STOCK UNDERLYING REXS OR KNOCK-IN REXS SHOULD A HOLDER RECEIVE SUCH UNDERLYING STOCK AT MATURITY. PROSPECTIVE PURCHASERS OF REXS OR KNOCK-IN REXS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF THE UNDERLYING STOCK.

    Assuming the treatment of the REXs and Knock-In REXs as set forth above, the following U.S. federal income tax consequences should result to a U.S. holder:

    STATED INTEREST PAYMENTS ON REXS OR KNOCK-IN REXS. Yield attributable to the Deposit will be treated as interest. Accordingly, if a REXs or a Knock-In REXs matures (after taking into account the last possible date that the security could be outstanding under the terms of the security) one year or less from its date of issuance (a "short-term REX"), the Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Interest on the Deposit component of a short-term REX will be treated as described in "--Interest on Short Term Notes" above.

    If a REXs or a Knock-In REXs is not a short-term REX, interest on the Deposit will be treated as described in "--Payments of Interest" above.

     Receipt of the Put Premium will not be taxable to a U.S. holder upon receipt.

     EXERCISE OR EXPIRATION OF THE PUT OPTION. If the Put Option expires unexercised (I.E., a cash payment of the principal amount of the REXs or Knock-In REXs is made to a U.S. holder at maturity), the U.S. holder will recognize in respect of the Put Option short term capital gain equal to the total Put Premium received.

    In the event that the Put Option is exercised (I.E., the final payment on the REXs or the Knock-In REXs is paid in underlying shares), a U.S. holder will not recognize any gain or loss in respect of the Put Option (other than in respect of cash received in lieu of fractional shares), and the holder will have an aggregate adjusted tax basis in the underlying shares (including any fractional shares) received equal to:

    o   the Deposit minus

    o   the total Put Premium received.

    The holding period for any underlying shares a U.S. holder receives will start on the day after the delivery of the underlying shares.

    In the event that we deliver cash in lieu of fractional underlying shares, a U.S. holder will generally recognize a short-term capital gain or loss in an amount equal to the difference between:

    o   the amount of cash received in respect of the fractional shares; and

    o   the basis in such shares, as determined above.

    SALE OR EXCHANGE OF REXS OR KNOCK-IN REXS. Upon a sale of REXs or Knock-In REXs for cash, a U.S. holder will be required to apportion the amount received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder will generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between:

    o   the amount received that is apportioned to the Deposit; and

    o the holder's adjusted basis in the Deposit, which will generally be equal to the principal amount of the holder's REXs or Knock-In REXs (and in the case of a short-term REX increased by the amount of any income the holder has recognized in connection with the Deposit and decreased by the amount of any payments made to the holder with respect to the Deposit).

    Except to the extent attributable to accrued discount on the Deposit (in the case of a short-term REX), or to accrued interest on the Deposit (if the REXs or the Knock-In REXs is not a short-term REX), which will be taxed as described above under "Stated Interest Payments on REXs or Knock-In REXs," such gain or loss will be capital gain or loss (and will be short-term capital gain or loss in the case of a short-term REX, or if the REXs or the Knock-In REXs has been held by the disposing holder for one year or less). The amount of cash that a U.S. holder receives that is apportioned to the Put Option (together with the total Put Premium previously received) will be treated as short-term capital gain. If the value of the Deposit on the date of the sale is in excess of the amount the holder receives upon such sale, the holder will be treated as having made a payment to the purchaser equal to the amount of such excess in exchange for the purchaser's assumption of the holder's rights and obligations under the Put Option. In such a case, the selling holder will recognize short-term capital gain or loss in an amount equal to the difference between the total Put Premium the holder previously received in respect of the Put Option and the amount of the deemed payment made by the holder with respect to the assumption of the Put Option. The amount of the deemed payment will also be treated as an amount received in connection with the Deposit in determining the U.S. holder's gain or loss in respect of the Deposit.

    POSSIBLE ALTERNATIVE TAX TREATMENTS OF AN INVESTMENT IN REXS OR KNOCK-IN REXS. Due to the absence of authorities that directly address the proper tax treatment of the REXs and Knock-In REXs, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. A successful assertion of an alternative characterization of the REXs or Knock-In REXs by the IRS could affect the timing and the character of any income or loss with respect to such securities. It is possible, for instance, that the entire coupon on the securities could be treated as giving rise to ordinary income. Alternatively, if a REXs or a Knock-In REXs is not a short-term REX, the IRS could seek to treat the REXs and Knock-In REXs as contingent payment debt instruments. See "--Contingent Payment Debt Instruments" above. Even if the Contingent Payment Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities.

    U.S. holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of an investment in a REXs or a Knock-In REXs.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Information returns may be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

TAX CONSEQUENCES FOR NON-U.S. HOLDERS

    Unless otherwise noted in the applicable pricing supplement, a holder that is not a U.S. holder will not be subject to U.S. withholding tax with respect to payments on notes or securities, but may be subject to generally applicable information reporting, and may also be subject to backup withholding requirements with respect to such payments unless the holder complies with certain certification and identification requirements as to the holder's foreign status or an exception to the information reporting and backup withholding rules otherwise applies.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES AND THE UNDERLYING STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    We and Holding are offering the ABN Notes(SM) and related guarantees on a continuing basis exclusively through ABN AMRO Incorporated and LaSalle Financial Services, Inc. to the extent either or both of them are named in the applicable pricing supplement. In addition, we and Holding may offer the notes and related guarantees through certain other agents to be named in the applicable pricing supplement. The agents have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission ranging from 0.5% to 4% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

    We and Holding may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

    Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and Holding have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

    To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities for its own investment.

    We estimate that we will spend approximately $350,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

    Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by certain agents that they intend to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

    LFS and AAI are wholly owned indirect subsidiaries of the Bank. To the extent either or both are named in the applicable pricing supplement, LFS and AAI will conduct each offering of these securities in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, LFS and AAI may offer and sell those securities in the course of their businesses as broker-dealers. LFS and AAI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. LFS and AAI may use this prospectus supplement in connection with any of those transactions. Neither LFS or AAI is obligated to make a market in any of these securities and each may discontinue any market-making activities at any time without notice.

    In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement. One or more of our or Holding's affiliates may agree to purchase, for its own investment, any securities that are not sold during the extended offering period. During an extended offering period, securities will be offered at prevailing market prices which may be above or below the initial issue price set forth in the applicable pricing supplement. Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

    Neither of the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

    In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The agents can close out a covered short sale by exercising an over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

    Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with LFS and/or AAI. In the dealer agreements, the selling group members have agreed to market and sell notes in accordance with the terms of those agreements and all applicable laws and regulations.

                                  LEGAL MATTERS

    Davis Polk & Wardwell will pass upon the validity of the offered securities with respect to United States Federal and New York law. Clifford Chance Limited Liability Partnership will pass upon the validity of the offered securities with respect to Dutch law. Davis Polk & Wardwell has in the past represented ABN AMRO Holding N.V. and its affiliates, including us, and continues to represent ABN AMRO Holding N.V. and its affiliates on a regular basis and in a variety of matters.

PROSPECTUS

                                 DEBT SECURITIES


                               ABN AMRO BANK N.V.
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.


We, ABN AMRO Bank N.V., may offer from time to time debt securities that are fully and unconditionally guaranteed by ABN AMRO Holding N.V. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

SEPTEMBER 29, 2006

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page



About This Prospectus..........................................................1
Where You Can Find Additional Information......................................2
Cautionary Statement on Forward-Looking Statements.............................3
Consolidated Ratios of Earnings to Fixed Charges...............................4
ABN AMRO Bank N.V..............................................................5
ABN AMRO Holding N.V...........................................................6
Use of Proceeds................................................................7
Description of Debt Securities.................................................8
Forms of Securities...........................................................19
The Depositary................................................................20
Plan of Distribution..........................................................22
Legal Matters.................................................................25
Experts.......................................................................26
Benefit Plan Investor Considerations..........................................27
Enforcement of Civil Liabilities..............................................28

                              ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we, ABN AMRO Holding N.V. and LaSalle Funding LLC filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we and Holding may, from time to time, sell the debt securities and related guarantees described in the prospectus in one or more offerings in U.S. dollars, foreign currencies or foreign currency units.

This prospectus provides you with a general description of the debt securities and the related guarantees. Each time we and Holding sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" beginning on page 2 of this prospectus.

Following the initial distribution of an offering of securities, certain affiliates of ours and Holding may offer and sell those securities in the course of their businesses as broker-dealers. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

The debt securities may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (WET TOEZICHT EFFECTENVERKEER).

As used in this prospectus, the "Bank," "we," "us," and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Commission. You may read and copy these documents at the SEC Headquarters Public Reference Room at 100 F Street, NE, Washington, D.C. 20549 (tel: 202-551-8090). Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding Holding that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov. You can find information Holding has filed with the SEC by reference to file number 1-14624.

This prospectus is part of a registration statement we, Holding and LaSalle Funding LLC filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information Holding files with it, which means that we and Holding can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this prospectus is considered to be part of this prospectus. Because we and Holding are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we and Holding incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or Holding make with the SEC (including any Form 6-Ks Holding subsequently files with the SEC and specifically incorporates by reference into this prospectus) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this prospectus is a part until we and Holding complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     (a) Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2005, filed on April 3, 2006; and

     (b) Reports on Form 6-K of ABN AMRO Holding N.V. dated April 26, 2006 (2 filings: (i) ABN AMRO first quarter results and consolidated ratio of earnings to fixed charges, and (ii) ABN AMRO pro-forma 2005 results under new structure), June 12, 2006, June 30, 2006, August 2, 2006, August 9, 2006 (ABN AMRO first half-year results and consolidated ratio of earnings to fixed charges), August 15, 2006 (ABN AMRO to start buying back its own shares in line with earlier announcement), September 13, 2006 and September 14, 2006.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

                               ABN AMRO Bank N.V.
                     ABN AMRO Investor Relations Department
                              Gustav Mahlerlaan 10
                                  P.O. Box 283
                       1000 EA Amsterdam, The Netherlands
                               (31-20) 6 28 78 35

               CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements. We also may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "intend", "will", "should", "anticipate", "Value-at-Risk", or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating but not limited to management objectives, implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity, and risk management, including our potential exposure to various types of risk including market risk, such as interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

Some of the risks inherent in forward-looking statements are identified in "Item
3. Key Information - D. Risk factors" in Holding's annual report on Form 20-F for the year ended December 31, 2005. Other factors that could cause actual results to differ materially from those estimated by the forward-looking statements in this prospectus include, but are not limited to:

     o general economic and business conditions in the Netherlands, Italy, the European Union, the United States, Brazil and other countries or territories in which we operate;

     o    changes in applicable laws and regulations, including taxes;

     o regulations and monetary, interest rate and other policies of central banks, particularly the Dutch Central Bank, the Bank of Italy, the European Central Bank, the US Federal Reserve Board and the Brazilian Central Bank;

     o changes or volatility in interest rates, foreign exchange rates (including the Euro-US dollar rate), asset prices, equity markets, commodity prices, inflation or deflation;

     o the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

     o changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

     o    our ability to hedge certain risks economically;

     o our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that cannot be captured by the statistical models we use; and

     o    force majeure and other events beyond our control.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in Item 3 of Holding's annual report on Form 20-F for the year ended December 31, 2005 to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth Holding's consolidated ratios of earnings to fixed charges for the periods indicated under U.S. GAAP.

                                              YEAR ENDED DECEMBER 31,
                                    --------------------------------------------
                                      2005     2004     2003     2002     2001
                                    -------- -------- -------- -------- --------
Excluding Interest on Deposits(1)     1.49     1.46     2.66     1.89     1.45
Including Interest on Deposits(1)     1.15     1.13     1.36     1.21     1.08


---------------------
(1) Deposits include bank and total customer accounts. See the consolidated financial statements incorporated by reference herein.

                               ABN AMRO BANK N.V.

We are a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of 3,557 offices and branches in 58 countries and territories as of year-end 2005. We are one of the largest banking groups in the world, with total consolidated assets of (euro) 880.8 billion at December 31, 2005. We are the largest banking group in the Netherlands and we have a substantial presence in Brazil and the Midwestern United States. We are one of the largest foreign banking groups in the United States, based on total assets held as of December 31, 2005. Our principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and our telephone number is (31-20) 628 9393.

                              ABN AMRO HOLDING N.V.

ABN AMRO Holding N.V. is incorporated under the laws of The Netherlands by deed of May 30, 1990 as the holding company of the Bank. The Articles of Association of Holding were last amended by a notarial deed executed by Mr. van Helden, civil law notary in Amsterdam, on June 9, 2005. Holding's main purpose is to own the Bank and its subsidiaries. Holding owns 100 percent of the shares of the Bank and is jointly and severally liable for all liabilities of the Bank. Holding is listed on Euronext and the New York Stock Exchange. All of the securities issued by the Bank hereunder after the date hereof will be fully and unconditionally guaranteed by Holding. Holding's principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and Holding's telephone number is (31-20) 628 9393.

                                 USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture dated September 15, 2006 among us, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator, and Holding, as guarantor, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Our subordinated debt securities would be issued under a subordinated indenture between us, a trustee and a securities administrator, each to be named in the applicable prospectus supplement. The subordinated indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities thereunder. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

All of the indentures are sometimes referred to in this prospectus collectively as the "indentures" and each, individually, as an "indenture." The senior indenture is sometimes referred to in this prospectus as the "senior indenture." The subordinated indenture is sometimes referred to in this prospectus as the "subordinated indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indenture and subordinated indenture are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indenture.

GENERAL

The senior debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior indebtedness with respect to such series, as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement.

GUARANTEE

Holding will fully and unconditionally guarantee payment in full to the holders of our debt securities. The guarantee is set forth in, and forms part of, the indenture under which our debt securities will be issued. If, for any reason, we do not make any required payment in respect of our debt securities when due, the guarantor will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture, and on a subordinated basis to the extent the guaranteed debt securities are issued under the subordinated indenture. The extent to which the guarantee is subordinated to other indebtedness of Holding will be substantially the same as the extent to which our subordinated debt is subordinated to our other indebtedness as described below under "--Subordination of the Subordinated Debt Securities." Holders of our debt securities may sue Holding to enforce its rights under the guarantee without first suing us or any other person or entity. Holding may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the Indenture and the debt securities.

PAYMENTS

We may issue debt securities from time to time in one or more series. The provisions of the indentures allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

TERMS SPECIFIED IN THE APPLICABLE PROSPECTUS SUPPLEMENT

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     o    the specific designation;

     o    the aggregate principal amount, purchase price and denomination;

     o the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

     o    the date of maturity;

     o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

     o    the interest payment dates, if any;

     o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     o whether we will issue the debt securities in definitive form and under what terms and conditions;

     o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

     o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     o any agents for the debt securities, including applicable trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

     o certain United States federal income tax consequences and Netherlands income tax consequences;

     o whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

     o    any applicable selling restrictions; and

     o any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating to attributes required for the debt securities to be afforded certain capital treatment for bank regulatory or other purposes.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or are issued at a price which represents a discount to their principal amount. The applicable prospectus supplement will contain information relating to federal income tax, accounting, and other special considerations applicable to original issue discount securities.

REGISTRATION AND TRANSFER OF DEBT SECURITIES

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

COVENANT RESTRICTING MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

The indentures provide that neither we nor Holding will merge or consolidate with any other person and will not sell, lease or convey all or substantially all of its assets to any other person, unless:

o    we or Holding, as applicable, will be the continuing legal entity; or

o the successor legal entity or person that acquires all or substantially all of our or Holding's assets, as applicable (i) will expressly assume all of our or Holding's obligations, as applicable, under the applicable indenture and the debt securities issued under such indenture, and (ii) will be incorporated and existing under the laws of the Netherlands, or a member state of the European Union or the Organization for Economic Co-Operation and Development, or, provided no adverse U.S. tax consequences to U.S. holders result therefrom, any other jurisdiction; and

o immediately after the merger, consolidation, sale, lease or conveyance, that person or that successor legal entity will not be in default in the performance of the applicable covenants and conditions of the applicable indenture.

ABSENCE OF PROTECTIONS AGAINST ALL POTENTIAL ACTIONS OF THE BANK OR HOLDING

There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or Holding or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or Holding or a sale, lease or conveyance of all or substantially all of our or Holding's, as the case may be, assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

EVENTS OF DEFAULT

Each indenture provides holders of debt securities with remedies if we or Holding, as the case may be, fail to perform specific obligations, such as making payments on our debt securities, or if we or Holding, as the case may be, become bankrupt. Holders should review these provisions and understand which of our or Holding's actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under each indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

     o default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

     o we or Holding, as the case may be, fail to perform or observe any other obligations applicable to us or Holding, respectively, under the securities, and such failure has continued for a period of 60 days next following the service on us and Holding of notice requiring the same to be remedied except that the failure to file with the applicable Trustee certain information required to be filed with such Trustee pursuant to the Trust Indenture Act of 1939, as amended, shall not constitute an event of default and does not give a right under the applicable indenture to accelerate or declare any security issued under such indenture due and payable. Although the Trustee may bring suit to enforce such filing obligation, the applicable indenture would not provide for a remedy of acceleration in that circumstance.

     o we or Holding, as the case may be, are declared bankrupt, or a declaration in respect of us or Holding is made under Chapter X of the Act on the Supervision of the Credit System (WET TOEZICHT KREDIETWEZEN
          1992) of The Netherlands;

     o an order is made or an effective resolution is passed for our or Holding's winding up or liquidation, as the case may be, unless this is done in compliance with the "Covenant Restricting Mergers and Other Significant Corporate Actions" described above; or

     o any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

ACCELERATION OF DEBT SECURITIES UPON AN EVENT OF DEFAULT

Each indenture provides that, unless otherwise set forth in a supplemental indenture:

     o if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under such indenture, or due to the default in the performance or breach of any other covenant or warranty of us or Holding, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture, other than a covenant for which the applicable indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any security issued under such indenture, occurs and is continuing, either the applicable trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under that indenture, voting as one class, by notice in writing to us, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately; and

     o if an event of default occurs due to specified events of bankruptcy of us or Holding or due to an order or effective resolution for our or Holding's liquidation or winding up, as the case may be, or due to a default in the performance of any other of the covenants or agreements in such indenture applicable to all outstanding debt securities issued under that indenture, other than a covenant or agreement for which the applicable indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any security issued under such indenture, occurs and is continuing, either the applicable trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us, may declare the principal of all debt securities issued under that indenture and interest accrued on those debt securities to be due and payable immediately.

ANNULMENT OF ACCELERATION AND WAIVER OF DEFAULTS

In some circumstances, if any and all events of default under the applicable indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of affected outstanding debt securities issued under that indenture, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

INDEMNIFICATION OF TRUSTEE FOR ACTIONS TAKEN ON YOUR BEHALF

Each indenture provides that the applicable trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the applicable trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

LIMITATION ON ACTIONS BY YOU AS AN INDIVIDUAL HOLDER

Each indenture provides that no individual holder of debt securities may institute any action against us or Holding under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the applicable trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under that indenture, treated as one class, must have:

          o    requested the applicable trustee to institute that action, and

          o    offered the applicable trustee reasonable indemnity;

     o the applicable trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under that indenture, voting as one class, must not have given directions to the applicable trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that we will file annually with the applicable trustee a certificate of no default or a certificate specifying any default that exists.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

We and Holding each have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we or Holding, as applicable, comply with the following provisions:

DISCHARGE OF INDENTURE. We or Holding may discharge all of our obligations, other than as to transfer and exchanges, under the applicable indenture after we have or it has, as applicable:

     o paid or caused to be paid the principal of and interest on all of the outstanding debt securities issued under that indenture in accordance with their terms;

     o delivered to the applicable securities administrator or applicable trustee for cancellation all of the outstanding debt securities issued under that indenture; or

     o irrevocably deposited with the applicable securities administrator or applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the applicable indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

DEFEASANCE OF A SERIES OF SECURITIES AT ANY TIME. We or Holding may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. We and Holding may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

     o we or Holding irrevocably deposit with the relevant applicable trustee or securities administrator cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

     o we or Holding deliver to the relevant applicable trustee an opinion of counsel to the effect that:

          o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

REDEMPTIONS AND REPURCHASES OF DEBT SECURITIES

OPTIONAL REDEMPTION. The prospectus supplement will indicate the terms of our option to redeem the debt securities, if any. Unless otherwise provided in the applicable prospectus supplement, we will mail a notice of redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the depositary, as holder of the global debt securities. The debt securities will not be subject to any sinking fund.

REPAYMENT AT OPTION OF HOLDER. If applicable, the prospectus supplement relating to a debt security will indicate that the holder has the option to have us repay that debt security on a date or dates specified prior to its maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

Unless otherwise provided in the applicable prospectus supplement, for us to repay a debt security, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

     o the debt security with the form entitled "Option to Elect Repayment" on the reverse of the debt security duly completed; or

     o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. Unless otherwise specified in the applicable prospectus supplement, the holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

SPECIAL REQUIREMENTS FOR OPTIONAL REPAYMENT OF GLOBAL DEBT SECURITIES. If a debt security is represented by a global debt security, the depositary or the depositary's nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary's nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

OPEN MARKET PURCHASES. We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the relevant applicable trustee for cancellation.

MODIFICATION OF THE INDENTURES

MODIFICATION WITHOUT CONSENT OF HOLDERS. We, Holding and the relevant applicable trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the applicable indenture to:

     o    secure any debt securities issued under that indenture;

     o evidence the assumption by a successor corporation of our or Holding's, as the case may be, obligations under that indenture;

     o add covenants for the protection of the holders of debt securities issued under that indenture;

     o    cure any ambiguity or correct any inconsistency;

     o establish the forms or terms of debt securities of any series to be issued under that indenture; or

     o evidence the acceptance of appointment by a successor applicable trustee.

MODIFICATION WITH CONSENT OF HOLDERS. We, Holding and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities issued under the applicable indenture, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, that indenture or modify in any manner the rights of the holders of those debt securities. However, we, Holding and the applicable trustee may not make any of the following changes to any outstanding debt security issued under the applicable indenture without the consent of each holder of debt securities issued under that indenture that would be affected by the change:

     o    extend the final maturity of the security;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities issued under that indenture may convert or exchange those debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of those debt securities;

     o impair the right of any holder of debt securities issued under that indenture to institute suit for the enforcement of any payment on any such debt security or the guarantee when due; or

     o reduce the percentage of debt securities issued under that indenture the consent of whose holders is required for modification of that Indenture.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES

Our subordinated debt securities will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all our senior indebtedness, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

     o our insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, or relative to our creditors, as such, or to our assets; or

     o our voluntary or involuntary liquidation, dissolution or other winding up, whether or not involving insolvency or bankruptcy; or

     o any assignment for the benefit of creditors or any other marshalling of our assets and liabilities,

then the holders of our senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all our senior indebtedness, or provision will be made for the payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of our senior indebtedness will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of our subordinated debt securities. This payment may be payable or deliverable in respect of our subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of our liquidation or insolvency, holders of our senior indebtedness and holders of our other obligations that are not subordinated to our senior indebtedness may recover more ratably than the holders of our subordinated debt securities.

Subject to the payment in full of all our senior indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of cash, our property or securities applicable to our senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to our subordinated debt securities, or payments to acquire these securities, other than pursuant to their conversion, may be made:

     o if any of our senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

     o if the maturity of any of our senior indebtedness has been accelerated because of a default.

The subordinated indentures do not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

REPLACEMENT OF DEBT SECURITIES

At the expense of the holder, we will replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the applicable securities administrator or agent or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to us, Holding, the applicable securities administrator and trustee and any agent. At the expense of the holder, an indemnity that is satisfactory to us and our agents, Holding, the applicable securities administrator and trustee and any agent may be required before a replacement note will be issued.

NOTICES

Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, or by overnight delivery, courier or facsimile, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered debt securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

TAX REDEMPTION

Unless otherwise specified in the applicable prospectus supplement, if we are obligated to pay additional amounts under the applicable indenture as set forth below, we may redeem, in whole but not in part, any of our debt securities issued under that indenture at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount of those debt securities (or if the debt securities are issued with original issue discount, a portion of the principal, as specified in the applicable prospectus supplement) together with accrued interest to the date fixed for redemption and any additional amounts (as defined below), or at any redemption price otherwise specified in the applicable prospectus supplement, if we determine that, as a result of any change in or amendment to the laws affecting taxation after the date of the relevant prospectus supplement or, if applicable, pricing supplement relating thereto (or any regulations or rulings promulgated thereunder) of The Netherlands or of any political subdivision or taxing authority thereof or therein (or the jurisdiction of residence or incorporation of any successor corporation), or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement or, if applicable, pricing supplement relating thereto, we have or will become obligated to pay additional amounts (as defined below under "-- Payment of Additional Amounts") with respect to any of those debt securities as described below under "-- Payment of Additional Amounts." Prior to the giving of any notice of redemption pursuant to this paragraph, we shall deliver to the applicable trustee and the applicable securities administrator:

     o a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

     o an opinion of independent counsel reasonably satisfactory to the applicable trustee and the applicable securities administrator to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate.

Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice; PROVIDED that no notice of redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of those debt securities were then due. Notice will be given in accordance with "-- Notices" above.

PAYMENT OF ADDITIONAL AMOUNTS

Except to the extent otherwise specified in the applicable prospectus supplement, we will, with respect to any of our debt securities and subject to certain exceptions and limitations set forth below, pay such additional amounts (the "additional amounts") to holders of the debt securities as may be necessary in order that the net payment of the principal of the securities and any other amounts payable on the debt securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands, or the jurisdiction of residence or incorporation of any successor corporation, or any political subdivision or taxing authority thereof or therein (a "relevant jurisdiction"), will not be less than the amount provided for in the debt securities to be then due and payable. We will not, however, be required to make any payment of additional amounts for or on account of:

     o any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder, if such holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions or any other relevant jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, or (ii) the presentation, where presentation is required, by the holder of a debt security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     o any capital gain, estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

     o any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of the debt securities;

     o any tax, assessment or other governmental charge that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directives;

     o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or other amounts payable, or interest on the debt securities, to the extent that such payment can be made without such withholding by presentation of the debt securities to any other paying agent;

     o any tax, assessment or other governmental charge that would not have been imposed but for a holder's failure to comply with a request addressed to the holder or, if different, the direct nominee of a beneficiary of the payment, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of securities, if such compliance is required by statute or by regulation of the relevant jurisdiction, as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

     o    any combination of the items listed above;

nor shall we pay additional amounts with respect to any payment on the debt securities to a holder who is a fiduciary, an entity treated as a partnership or any other person that is not the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt securities.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE APPLICABLE TRUSTEE

Information about the applicable indenture trustee for the subordinated indenture will be set forth in the applicable prospectus supplement. The trustee under one indenture may also serve as trustee under the other indenture. We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee under the senior indenture and affiliates of the trustee.

                               FORMS OF SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued in registered form, where our and Holding's obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the applicable trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under "--Global Securities."

Our obligations, as well as the obligations of the applicable trustee under any indenture and the obligations, if any, of any agents of ours or any agents of such trustee run only to the persons or entities named as holders of the securities in the relevant security register. Neither we nor any applicable trustee, other agent of ours or agent of such trustee have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders of any securities for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.

References to "you" in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or only indirect owners of beneficial interests in those securities.

REGISTERED GLOBAL SECURITIES

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

We anticipate that the provisions described under "The Depositary" below will apply to all depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

                                 THE DEPOSITARY

The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the depositary's nominee.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The depositary's direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the depositary. Access to the depositary's book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as the Euroclear operator and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of the securities under the depositary's system must be made by or through its direct participants, which will receive a credit for the securities on the depositary's records. The ownership interest of each actual purchaser of each security (the "beneficial owner") is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with the depositary are registered in the name of the depositary's partnership nominee, Cede & Co, or such other name as may be requested by the depositary. The deposit of securities with the depositary and their registration in the name of Cede & Co. or such other nominee of the depositary do not effect any change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the securities; the depositary's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. (nor such other nominee of the depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the depositary's procedures. Under its usual procedures, the depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the depositary. The depositary's practice is to credit direct participants' accounts upon the depositary's receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depositary or its nominee, the applicable trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

According to the depositary, the foregoing information relating to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning the depositary and depositary's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The depositary may change or discontinue the foregoing procedures at any time.

                              PLAN OF DISTRIBUTION

We and Holding may sell the securities being offered by this prospectus in four ways: (1) through selling agents, (2) through underwriters, (3) through dealers and/or (4) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours. We and Holding are offering the securities through LaSalle Financial Services, Inc. and ABN AMRO Incorporated to the extent either or both of them are named in the applicable prospectus supplement.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we and Holding will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent -- in each case, less other expenses attributable to issuance and distribution.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Holding, us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Holding, us or any of our subsidiaries and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

SECURITIES THAT QUALIFY AS SECURITIES WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE.

To the extent that the debt securities qualify as securities within the meaning of the Prospectus Directive, the following selling restriction shall apply:

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") the debt securities will be offered to the public in that Relevant Member State of the European Economic Area, except that the debt securities may, with effect from and including the Relevant Implementation Date, be offered to the public in that Relevant Member State:

     (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those debt securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression "an offer of debt securities to the public" in relation to any debt securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe the debt securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

SECURITIES THAT DO NOT QUALIFY AS SECURITIES WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE.

To the extent that the debt securities do not qualify as securities within the meaning of the Prospectus Directive, the following selling restriction shall apply:

          The debt securities are offered exclusively to individuals and legal entities who or which:

          (1) are professional investors (which includes, without limitation, banks, securities firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational organisations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly trade or invest in securities, hereafter "Professional Investors") situated in The Netherlands; or

          (2) are established, domiciled or have their residence (collectively, "are resident") outside the Netherlands;

          provided that (A) the offer, the applicable prospectus supplement and pricing supplement and each announcement of the offer states that the offer is and will only be made to persons or entities who are professional investors situated in The Netherlands or who are not resident in The Netherlands, (B) the offer, the prospectus, the applicable prospectus supplement and pricing supplement and each announcement of the offer comply with the laws and regulations of any state where persons to whom the offer is made are resident and (C) a statement by us that those laws and regulations are complied with is submitted to the Netherlands Authority for the Financial Markets (STICHTING AUTORITEIT FINANCIELE MARKTEN; the "AFM") before the offer is made and is included in the applicable prospectus supplement and pricing supplement and each such announcement.

                                  LEGAL MATTERS

Davis Polk & Wardwell will pass upon the validity of the offered securities with respect to United States Federal and New York law. Clifford Chance Limited Liability Partnership will pass upon the validity of the offered securities with respect to Dutch law. Davis Polk & Wardwell has in the past represented Holding and its affiliates, including us, and continues to represent Holding and its affiliates on a regular basis and in a variety of matters.

                                     EXPERTS

The consolidated financial statements and the related financial statement schedules of Holding incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2005 have been so incorporated in reliance on the report of Ernst & Young, independent registered public accounting firm, given on the authority of the firm as experts in accounting and auditing.

                      BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") should consider the fiduciary standards of ERISA in the context of the ERISA Plans' particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of our business, we and/or certain of our affiliates are each a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the debt securities by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below).

Accordingly, the debt securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the service provider exemption provided by new Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code. Unless the applicable prospectus supplement explicitly provides otherwise, each purchaser or holder of the debt securities or any interest therein will be deemed to have represented by its purchase of the debt securities that (a) its purchase and holding of the debt securities is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the debt securities will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents ("Similar Laws"). Accordingly, each purchaser or holder of the debt securities shall be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws. Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the debt securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

Each purchaser and holder of the debt securities has exclusive responsibility for ensuring that its purchase and holding of the debt securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any debt securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                        ENFORCEMENT OF CIVIL LIABILITIES

We and Holding are organized under the laws of The Netherlands and the members of our and Holding's Supervisory Board, with two exceptions, and our and Holding's Managing Board are residents of The Netherlands or other countries outside the United States. Although we and some of our affiliates, including LaSalle Bank, have substantial assets in the United States, substantially all of our and Holding's assets and the assets of the members of the respective Supervisory Boards and Managing Boards are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us, Holding or these persons or to enforce against us, Holding or these persons judgments of U.S. courts predicated upon the civil liability provisions of U.S. securities laws. The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not be enforceable in The Netherlands. However, if the party in whose favor such judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to a Dutch court the final judgment which has been rendered in the United States, in which case the Dutch court may give such effect to this judgment as it deems appropriate. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that the final judgment concerned results from proceedings compatible with Dutch concepts of due process, to the extent that the Dutch court is of the opinion that reasonableness and fairness so require, the Dutch court would, in principle, under current practice, recognize the final judgment that has been rendered in the United States and generally grant the same claim without relitigation on the merits, unless the consequences of the recognition of such judgment contravene public policy in The Netherlands or conflicts with an existing Dutch judgment.

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THE DELIVERY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ABN AMRO BANK N.V. OR ABN AMRO HOLDING N.V. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
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TABLE OF CONTENTS

PRICING SUPPLEMENT
                                                 PAGE
                                                -----
Summary of Pricing Supplement...............     PS-3
Risk Factors................................     PS-8
Hypothetical Return Analysis of the
  Securities at Maturity....................    PS-13
Incorporation of Documents by Reference.....    PS-17
Public Information Regarding the Underlying
  Index.....................................    PS-18
Description of Securities...................    PS-23
Use of Proceeds.............................    PS-29
Taxation....................................    PS-29
Plan of Distribution (Conflicts of Interest)    PS-32

PROSPECTUS SUPPLEMENT
                                                 PAGE
                                                -----
About This Prospectus Supplement............      S-1
Risk Factors................................      S-2
Description of Notes........................      S-4
Taxation in the Netherlands.................     S-24
United States Federal Taxation..............     S-25
Plan of Distribution........................     S-34
Legal Matters...............................     S-36

PROSPECTUS
                                                 PAGE
                                                -----
About This Prospectus.......................        1
Where You Can Find Additional
  Information................                       2
Cautionary Statement on Forward-Looking
  Statements................................        3
Consolidated Ratios of Earnings to Fixed
  Charges...................................        4
ABN AMRO Bank N.V... .......................        5
ABN AMRO Holding N.V. ......................        6
Use of Proceeds.............................        7
Description of Debt Securities..............        8
Forms of Securities.........................       19
The Depositary..............................       20
Plan of Distribution........................       22
Legal Matters...............................       25
Experts.....................................       26
Benefit Plan Investor Considerations........       27
Enforcement of Civil Liabilities............       28


                               ABN AMRO BANK N.V.


                                        $


                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.


                                24 MONTH, DIGITAL
                              BUFFER SECURITIES DUE
                               SEPTEMBER 30, 2011
                            LINKED TO THE PERFORMANCE
                             OF THE S&P 500 INDEX(R)


                               PRICING SUPPLEMENT
                              (TO PROSPECTUS DATED
                             SEPTEMBER 29, 2006 AND
                              PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 29, 2006)


                               RBS SECURITIES INC.


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